As filed with the Securities and Exchange Commission on June 18, 2004.

Registration No. 333-115352

Registration No. 333-116495

Registration No. 333-116495-01

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

FPIC Insurance Group, Inc.

FPIC Capital Trust IV

FPIC Capital Trust V

(Exact Name of each Registrant as Specified in Its Charter or Certificate of Trust)

Florida Delaware Delaware	6311	59-3359111 20-6199537 20-6199545
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

225 Water Street, Suite 1400

Jacksonville, FL 32202

(904) 354-2482

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

John R. Byers

FPIC Insurance Group, Inc.

225 Water Street, Suite 1400

Jacksonville, Florida 32202

(904) 354-2482

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Agent for Service)

Copies To:

Roberta Goes Cown, Esq. FPIC Insurance Group, Inc. 225 Water Street, Suite 1400 Jacksonville, Florida 32202 (904) 354-2482	Linda Y. Kelso, Esq. Andrea I. Mason, Esq. Foley & Lardner LLP One Independent Drive, Suite 1300 Jacksonville, FL 32202 (904) 359-2000

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being registered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  ☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares the registration statement effective. This preliminary prospectus is not an offer to sell or the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 18, 2004

PROSPECTUS

$100,000,000

FPIC Insurance Group, Inc.

Common Stock, Preferred Stock, Depositary Shares,

Debt Securities, Warrants, Purchase Contracts and Units

FPIC CAPITAL TRUST IV

FPIC CAPITAL TRUST V

Trust Preferred Securities Fully and Unconditionally Guaranteed,

as Described in this Prospectus,

by

FPIC Insurance Group, Inc.

By this prospectus, FPIC Insurance Group, Inc. may offer from time to time:

•	common stock

•	preferred stock

•	depositary shares

•	debt securities

•	warrants exercisable for common stock, preferred stock or debt securities

•	purchase contracts

•	units

By this prospectus, each of FPIC Capital Trust IV and FPIC Capital Trust V may offer from time to time its trust preferred securities.

When FPIC Insurance Group, Inc., FPIC Capital Trust IV or FPIC Capital Trust V offers securities, it will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the price of the securities.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

FPIC’s common stock is traded on the Nasdaq National Market under the symbol “FPIC.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be included in any inter-dealer quotation system or over-the-counter market or listed on any exchange. If we decide to seek the inclusion or listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the quotation system, market or exchange on or in which the securities will be included or listed.

FPIC and the Trusts may sell these securities to or through underwriters, to other purchasers and/or through agents. The accompanying prospectus supplement will specify the names of any underwriters or agents.

See “ Risk Factors” beginning on page 7 for a discussion on risk factors you should consider before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that FPIC Insurance Group, Inc., FPIC Capital Trust IV and FPIC Capital Trust V have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, FPIC Insurance Group, Inc., FPIC Capital Trust IV and/or FPIC Capital Trust V may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. FPIC Insurance Group, Inc., FPIC Capital Trust IV and FPIC Capital Trust V have not authorized anyone to provide you different information. You should not assume that the information in this prospectus, any prospectus supplement, or in any document incorporated by reference in this prospectus is correct as of any date other than the date on the front of those documents.

This prospectus does not contain all of the information included in the registration statement. We have omitted parts of the registration statement as permitted by the SEC’s rules and regulations. For further information, we refer you to the registration statement on Form S-3, which can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information” and which includes exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the offered securities. Each time FPIC Insurance Group, Inc., FPIC Capital Trust IV or FPIC Capital Trust V sells offered securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change any information contained in this prospectus, and any statement in this prospectus will be modified or superseded by any inconsistent statement in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

References in this prospectus to “FPIC,” “we,” “us,” and “our” refer to FPIC Insurance Group, Inc. and its subsidiaries, as the context requires. References to a “Trust” or the “Trusts” are to each or both of FPIC Capital Trust IV and FPIC Capital Trust V. In this prospectus, we sometimes refer to the common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts, units, and trust preferred securities collectively as the “securities” or “offered securities.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also access our SEC filings over the Internet at our website at http://www.fpic.com. Information on our website is not incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” into this prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus, any prospectus supplement or subsequent reports we file with the SEC. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances. The following documents filed with the SEC by us pursuant to the Securities Exchange Act of 1934 are incorporated by reference in this prospectus (other than information in such documents that is deemed not to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2003;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2004; and

•	Description of our common stock contained in our Registration Statement on Form 8-A/A, filed on July 30, 1996.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act from the date of this prospectus to the end of the offering of the securities under this prospectus (other than information in such documents that is deemed not to be filed) shall also be deemed to be incorporated herein by reference. Any statement contained in this prospectus, any prospectus supplement or a document incorporated or deemed to be incorporated by reference into this prospectus, will be deemed to be modified or superseded to the extent that a statement contained in this prospectus, any prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Investor Relations

FPIC Insurance Group, Inc.

225 Water Street, Suite 1400

Jacksonville, Florida 32202

(800)-221-2101 (904)-354-2482

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.

There are no separate financial statements for the Trusts contained in or incorporated by reference in this prospectus. We do not believe these financial statements would be helpful because:

•	Each Trust has no independent operations and exists solely for the purpose of issuing the trust preferred securities and trust common securities and purchasing the junior subordinated debentures of FPIC.

•	FPIC guarantees the trust preferred securities of each Trust as described in this prospectus. Unless otherwise provided in the applicable prospectus supplement, FPIC will pay all fees and expenses related to each Trust and the offering of its preferred securities, including the fees and expenses of the trustee or trustees.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. No one else is authorized to provide you with any other information or any different information. We are not making an offer of securities in any state where an offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date of these documents or in any document incorporated by reference in this prospectus or any prospectus supplement.

FPIC INSURANCE GROUP, INC.

We are a provider of specialty property and casualty insurance and insurance management services focused on liability insurance for healthcare professionals, which we refer to as medical professional liability insurance. Our primary products provide protection for physicians and other healthcare professionals against claims arising out of the death, injury or disablement resulting from alleged negligence or other misconduct.

We conduct our business through three business segments:

•	Our insurance segment provides medical professional liability insurance to our clients in Florida and selected other states through our insurance subsidiaries.

•	Our reciprocal management segment provides comprehensive management services to an insurance carrier, Physicians’ Reciprocal Insurers, or PRI, pursuant to a management agreement between one of our subsidiaries and PRI. PRI is a client of ours and not a subsidiary.

•	Our third party administration segment provides administrative and claims management services to municipalities and other employers primarily in Florida that maintain group accident and health, workers’ compensation, liability and property self insurance plans.

Our executive offices are located at 225 Water Street, Suite 1400, Jacksonville, Florida 32202 and our telephone number is (904) 354-2482. Our corporate website can be found on the Internet at www.fpic.com. Information on our website is not incorporated by reference in this prospectus or any prospectus supplement. References in this prospectus or in any prospectus supplement to “FPIC”, “we”, “us” and “our” refer to FPIC Insurance Group, Inc. and its subsidiaries, unless the context requires otherwise or is expressly stated.

THE TRUSTS

Each of FPIC Capital Trust IV and FPIC Capital Trust V is a statutory trust formed under Delaware law. Each Trust exists solely to:

•	issue and sell its trust preferred securities and trust common securities;

•	use the proceeds from the sale of its trust preferred securities and trust common securities to purchase a series of FPIC’s junior subordinated debentures;

•	maintain its status as a grantor trust for U.S. federal income tax purposes; and

•	engage in other activities that are necessary or incidental to the above purposes.

We will enter into an amended and restated declaration for each Trust, referred to in this prospectus as the “trust agreement,” which will state the terms and conditions for that Trust to issue and sell its trust preferred securities and trust common securities. We have filed a form of trust agreement as an exhibit to the registration statement that includes this prospectus.

All of the trust common securities of each Trust will be directly or indirectly owned by FPIC. The trust common securities of each Trust will represent an aggregate liquidation amount equal to at least 3% of such Trust’s total capitalization. The trust preferred securities will represent the remaining 97% of such Trust’s total capitalization. The terms of the trust common securities issued by each Trust will be substantially identical to the terms of the preferred securities issued by such Trust. The trust common securities will rank equally in priority of payment, and payments will be made proportionally, with the trust preferred securities of such Trust. However, if FPIC defaults on the related junior subordinated debentures, or another event of default under the trust agreement occurs, then, so long as the default continues, cash distributions and liquidation, redemption and other amounts payable on the trust common securities of the relevant Trust will be subordinated to the trust preferred securities of such Trust in priority of payment. The trust common securities of each Trust will also carry the right to vote and to appoint, remove or replace the trustees of such Trust.

The Trusts may not borrow money, issue debt, execute mortgages or pledge any of their assets.

The trust preferred securities of each Trust will be guaranteed by us as described in this prospectus.

Each Trust’s business and affairs will be conducted by the trustees we appoint, as holder of the trust common securities of each Trust. The trust agreement of each Trust will set forth the duties and obligations of the trustees.

Prior to the issuance of any trust preferred securities by a Trust, we will ensure that a majority of the trustees of the relevant Trust are persons who are our employees or officers or affiliates and that one trustee of the relevant Trust is a financial institution that will not be an affiliate of ours and that will act as property trustee, guarantee trustee and indenture trustee for purposes of the Trust Indenture Act of 1939. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and meets the other requirements of applicable law, one other trustee of each Trust will have its principal place of business or reside in the State of Delaware. The property trustee will be specified in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the following trustees will conduct each Trust’s business and affairs:

•	Wilmington Trust Company, as Delaware trustee; and

•	Three of our officers, as administrative trustees.

Only we, as owner of the trust common securities of each Trust, can remove or replace, or increase or decrease the number of, the trustees of each Trust, subject to the provisions of the Trust Indenture Act and to the requirement under Delaware law that there be a trustee in the State of Delaware, and except in the case of an event of default under the junior subordinated debentures issued to such Trust, as described under the heading “Description of Trust Preferred Securities — Removal of Trustees” below. Unless otherwise provided in the applicable prospectus supplement, we will pay all fees and expenses related to the Trusts and the offering of the trust preferred securities and trust common securities, including the fees and expenses of the trustees, except each Trust’s obligations under the trust preferred securities and the trust common securities.

The Trusts will not have separate financial statements. The financial statements would not be material to holders of the trust preferred securities because the Trusts will not have any independent operations. Each Trust exists solely for the reasons summarized above.

The principal executive office of each Trust is located at 225 Water Street, Suite 1400, Jacksonville, Florida 32202, and the telephone number of each Trust is (904) 354-2482.

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. You should also refer to the other information, including our consolidated financial statements and the accompanying notes to these statements, incorporated by reference in this prospectus.

Our success depends on our ability to underwrite risks accurately and to charge adequate rates to policyholders.

The nature of the insurance business is such that the product must be priced and sold before the underlying costs are known. This requires significant reliance on estimates and assumptions in setting prices. Rate adequacy is necessary, together with investment income, to generate sufficient revenue to offset losses, loss adjustment expenses (“LAE”) and other underwriting expenses and to earn a profit. If we fail to assess accurately the risks that we assume, we may fail to charge adequate premium rates, which could reduce income and have a material adverse effect on our results of operations and financial condition.

In order to price accurately, we must collect and properly analyze a substantial volume of data; develop, test and apply appropriate rating formulae; closely monitor and timely recognize changes in trends; and project both severity and frequency of losses with reasonable accuracy. We must also implement our pricing accurately in accordance with our assumptions. Our ability to undertake these efforts successfully, and as a result price accurately, is subject to a number of risks and uncertainties, including, but not limited to:

•	Availability of sufficient reliable data;

•	Incorrect or incomplete analysis of available data;

•	Uncertainties inherent in estimates and assumptions, generally;

•	Selection and implementation of appropriate rating formulae or other pricing methodologies;

•	Our ability to predict retention, investment yields and the duration of our liability for losses and LAE accurately; and

•	Unanticipated court decisions, legislation or regulatory action.

Such risks may result in our pricing or its implementation being based on inadequate or inaccurate data or inappropriate analyses, assumptions or methodologies. Consequently, we could underprice risks, which would negatively affect our results of operations, or we could overprice risks, which could reduce our competitiveness. In either event, this could have a material adverse effect on our results of operations and financial condition.

Our results and financial condition may be affected by our failure to establish adequate loss and LAE reserves.

We establish loss and LAE reserves as balance sheet liabilities to recognize our obligation to pay losses and related LAE under the insurance policies we issue and reinsurance we assume under treaties. Loss and LAE reserves represent our best estimate of the aggregate amounts we ultimately expect to pay out in the future on account of all unpaid insured claims, including reported claims and a provision for incurred but not reported (IBNR) claims, as of the end of each reporting period. In many instances, several years may elapse between the occurrence of an insured loss and the settlement of that loss.

In developing our estimates, we utilize actuarial projection techniques based on our assessment of facts and circumstances then known, historical loss experience data and estimates of anticipated trends. In view of the procedures required to undertake a complete reserve study, we rely, of necessity, on other analytical procedures in assessing the adequacy of our reserves for purposes of preparing our interim financial statements. In evaluating our reserves, we consider, among other things, the impact of various factors such as:

•	Trends in claim frequency and severity;

•	Changes in operations;

•	Emerging social trends;

•	Inflation and economic conditions; and

•	Changes in regulatory and legal environments.

This process assumes that past experience, adjusted for the effects of current developments, changes in operations and anticipated trends, is an appropriate, but not necessarily precise, basis for predicting future events. Accordingly, multiple actuarial techniques are applied and a range of projected values is produced from these methods. We select our best estimates, compare them with our recorded reserves, and make adjustments where differences are significant. We also develop ranges of reasonableness around our estimates. The range developed by us for our loss and LAE reserves, net of reinsurance, at December 31, 2003 was $276.4 million to $321.2 million. To test our estimates, we obtain an annual actuarial of opinion from an independent consulting actuary.

While we believe that our loss and LAE reserves are adequate, to the extent that such reserves prove to be inadequate or excessive in the future, we would adjust them and incur a charge or credit to earnings, as the case may be, in the period the reserves are adjusted. Any such adjustment could have a material impact on our results of operations and financial condition. As of March 31, 2004, our loss and LAE reserves were $588.9 million, while our reserves, net of reinsurance, were $294.6 million.

Capital constraints may limit further growth.

In 2001 and 2002, we experienced significant direct premium growth particularly as the result of improved pricing. Direct growth at our insurance subsidiaries was so significant that, among other things, we ceased accepting most applications from new policyholders in June 2002. We began accepting applications from new policyholders in February 2003 with the intention of managing the number of our policyholders in 2003 to approximate year-end 2002 levels by reducing our policyholder counts in non-core markets and thereby creating additional capacity. While the market conditions which contributed to our past growth have continued in 2004, our ability to take advantage of further growth opportunities may be limited.

Because of our significant concentration in medical professional liability insurance, our profitability may be adversely affected by negative developments and cyclical changes in that industry.

All of our net premiums earned and a majority of our fee income are generated from our involvement in the medical professional liability insurance industry. As a result of our concentration in this line of business, negative developments in the business, economic, competitive, or regulatory conditions affecting the medical professional liability insurance industry could have a negative effect on our profitability and would have a more pronounced effect on us compared to more diversified companies. Examples of such negative developments include, but are not limited to, adverse trends in loss costs and severity, adverse judicial decisions and legislation directed at medical professional liability insurance reforms.

The medical professional liability insurance industry historically is cyclical in nature, characterized by periods of severe price competition and excess underwriting capacity followed by periods of high premium rates and shortages of underwriting capacity. During the last half of the 1990s and into 2000, many medical professional liability insurers attempted to capture more business by reducing premium rates. During this same period loss costs continued to rise. We believe that these factors contributed to the deterioration of the industry’s underwriting results during that period. We also believe that during 2002 and 2003, the underwriting results in the medical professional liability insurance industry have improved as a result of favorable pricing and competitive conditions that allowed for needed increases in premium rate levels by insurers, including us. We cannot predict whether the recent increase in premium rates will continue, when or how market conditions will change, or the manner in which, or the extent to which, any such changes may adversely impact our profitability.

Our geographic concentration means that our performance may be affected by economic, regulatory and demographic conditions of states in which we operate.

Because our business is concentrated in a limited number of markets, particularly New York and Florida, adverse developments that are limited to a geographic area in which we do business may have a disproportionately greater affect on us than they would have if we did business in markets outside that particular geographic area.

We operate in a competitive environment.

We compete with specialty insurers and self-insurance entities whose activities are limited to regional and local markets, as well as with large national property and casualty insurance companies. Our competitors include companies that have substantially greater financial resources than we have and companies that may have lower return on equity objectives than we have, particularly mutual insurers, reciprocals or trusts. Our competition also includes entities formed by physicians that may have advantages in attracting policyholders or fewer regulatory requirements than we have. Competition in the property and casualty insurance business is based on many factors, including premiums charged and other terms and conditions of coverage, services provided, financial ratings assigned by independent rating agencies, claims services, reputation, affiliations and endorsements, commissions paid to intermediaries, perceived financial strength and regulatory constraints. Increased competition could adversely affect our ability to attract and retain business at adequate prices and reduce our profits, which could have a material adverse effect on our results of operations and financial condition.

Our reciprocal management segment is dependent upon a single major customer for substantially all of its revenue.

Our reciprocal management segment is dependent upon a single business client, Physicians’ Reciprocal Insurers, or PRI, for substantially all of its revenue. In addition, our insurance subsidiaries currently assume reinsurance from PRI, that generates revenues for the insurance segment of our business. For the three months ended March 31, 2004, the reciprocal management segment accounted for $11.0 million, or 19%, of our total revenues before intersegment eliminations and $2.4 million, or 35%, of our consolidated net income. For the year ended December 31, 2003, the reciprocal management segment accounted for $36.6 million, or 18%, of our total revenues before intersegment eliminations and $9.2 million, or 55%, of our consolidated income. Assumed premiums earned from PRI recognized eliminations by our insurance subsidiaries for the three months ended March 31, 2004 and the year ended December 31, 2003, were $2.6 million, or 7%, and $11.7 million, or 9%, of net premiums earned, respectively.

The New York medical professional liability insurance market is highly regulated by the New York State Insurance Department, or NYSID, and, separately, subject to periodic legislation adopted by the New York State Assembly. At present three carriers collectively write a substantial majority of the direct premiums written in the New York medical professional liability insurance market. In addition, pursuant to the rules of the Medical Malpractice Insurance Pool of New York State (MMIP), PRI and the other carriers are responsible for the losses of the pool in proportion to their writings compared to the total medical professional liability premiums written in New York State. For 2003, PRI’s share of the total losses of the pool was 21.87% or $10.5 million.

There are several unique attributes of the New York medical professional liability insurance marketplace. For example, the New York State Legislature has not adopted the risk based capital, or RBC, rules promulgated by the National Association of Insurance Commissioners, or NAIC, and in effect in most other states. Thus, in New York, medical professional liability insurance companies are allowed to operate with lower policyholders’ surplus and at higher financial leverage than in most other states. PRI reported policyholders’ surplus of $81.4 million at December 31, 2003. If the NAIC RBC requirements had been in effect in New York, PRI’s level of surplus would not have satisfied them. In addition, as permitted by the NYSID, PRI and other medical professional liability insurance carriers in New York have been allowed to discount their loss and LAE reserves. Insurance accounting principles do not generally prescribe discounting of loss and LAE reserves, except when permitted by an insurer’s domiciliary regulator. As of December 31, 2003, the permitted practice of discounting loss reserves increased PRI’s policyholders’ surplus by approximately $191.2 million (excluding the related effects of income taxes) over what would have been reported under statutory accounting practices prescribed by most states.

Although the regulatory framework and related policies and procedures under which PRI has operated have been in effect for some time, any material change in those polices and procedures could have a material adverse effect on PRI’s ability to conduct its business in its present form and, consequently, on our revenues and profits generated by our reciprocal management segment. Similarly, the loss of PRI as a client could have a material adverse affect on our business.

If we are unable to maintain a favorable financial strength rating, it may be more difficult for us to write new business or renew our existing business.

Third party rating agencies assess and rate the claims-paying ability of insurers based upon criteria established by the agencies. Periodically the rating agencies evaluate us to confirm that we continue to meet the criteria of the ratings previously assigned to us. The financial strength ratings assigned by rating agencies to insurance companies represent independent opinions of financial strength and ability to meet policyholder obligations and are not directed toward the protection of investors. These ratings are not recommendations to buy, sell or hold any security and are not applicable to the securities being offered by this prospectus.

In October 2002, A. M. Best lowered our rating from A- (Excellent) with a negative outlook to B++ (Very Good) with a stable outlook. Among other things, A.M. Best attributed this rating action to our significant growth in premiums in 2000 through 2002 in the face of its serious concerns about loss trends and reserve adequacy in the medical professional liability insurance sector. In March 2004, A. M. Best reaffirmed our B++ (Very Good) rating with a stable outlook.

Financial strength ratings are used by agents and clients as an important means of assessing the financial strength and quality of insurers. A significant downgrade or withdrawal of any such rating could adversely affect our ability to sell insurance policies and inhibit us from competing effectively. If market conditions for our insurance become more competitive, competitors with higher financial strength ratings might have a competitive advantage over us.

Our revenues may fluctuate with interest rates and investment results.

We maintain an investment portfolio consisting primarily of fixed income securities. We rely on the investment income produced by our fixed income investment portfolio to contribute to our profitability. The fair market value of our fixed income securities and their carrying values can fluctuate depending on changes in interest rates and credit quality. Generally, the fair market value of these investments increases or decreases in an inverse relationship with changes in interest rates and credit quality, while net investment income earned from fixed income securities will generally follow increases or decreases in interest rates over time. Future changes in interest rates and credit quality may result in fluctuations in the income derived from, the valuation of, and in the case of declines in credit quality, payment defaults on, our fixed income investments, which could have a material adverse effect on our results of operations and financial condition. Our investment portfolio is also subject to prepayment risk primarily due to our investments in mortgage-backed and other asset-backed securities. An investment has prepayment risk when there is a risk that the timing of cash flows that result from the repayment of principal might occur earlier than anticipated because of declining interest rates or because of later than anticipated rising interest rates. We are subject to reinvestment risk to the extent that we are not able to reinvest prepayments at rates comparable to the rates on the maturing investments.

The unpredictability of court decisions could have a material impact on our results of operations.

Our results of operations may be adversely affected by court decisions that expand the liability on our policies after they have been issued and priced or by a judiciary’s decision to accelerate the resolution of claims through an expedited court calendar, thereby reducing the amount of investment income we would have earned on related reserves. Additionally, a significant jury award, or series of awards, against one or more of our insureds could require us to pay large sums of money in excess of our reserved amounts. Our policy to aggressively litigate claims against our insureds that we consider unwarranted or claims where settlement resolution cannot be achieved may increase the risk that we may be required to make such payments.

From time to time we also become subject to claims for extra-contractual obligations or losses in excess of policy limits in connection with our policyholders’ insurance claims. These claims are sometimes referred to as “bad faith” actions as it is alleged that the insurance company failed to negotiate a settlement of a claim in good faith within the insured’s policy limit. We currently maintain insurance in the form of a component of our ceded reinsurance for such occurrences, which serves to mitigate exposure to such claims. Such coverage would not apply to future bad faith actions, if any, arising from medical professional liability insurance claims reported prior to 2000. In one current bad faith action arising in 1993, no such coverage is available and an estimate of possible loss above the amount currently reserved cannot be made. In addition, the assertion of multiple claims for extra-contractual obligations in a single year or one or more large claims in a single year could result in potential exposure materially in excess of insurance coverage or in increased costs of such insurance coverage. Such occurrences could have a material adverse effect on our results of operations and financial condition.

The passage of tort reform and the subsequent review of such laws by the courts could have a material impact on our operations.

Tort reforms generally restrict the ability of a plaintiff to recover damages by imposing one or more limitations, including, among other limitations, eliminating certain claims that may be heard in a court, limiting the amount or types of damages, changing statutes of limitation or the period of time to make a claim, and/or limiting venue or court selection. Certain states in which we do business have enacted, or are considering, tort reform legislation. Florida enacted legislation in 2003 specifically directed at medical malpractice liability insurance reform. Among the more significant aspects of the legislation were caps on non-economic damages and reforms to “bad faith” statutes. Federal tort reform legislation has been proposed by President Bush, and passed several times by the House of Representatives. However, the Senate has either voted down or refused to consider federal tort reform proposals.

While the effects of tort reform would appear to be beneficial to our business generally, there can be no assurance that such reforms will be effective or ultimately upheld by the courts in the various states. Further, if tort reforms are effective, the business of providing professional and other liability insurance may become more attractive, thereby causing an increase in competition for our business. In addition, there can be no assurance that the benefits of tort reform will not be accompanied by regulatory actions by state insurance authorities that may be detrimental to our business such as expanded coverage requirements and premium rate limitations or rollbacks.

Our business could be adversely affected by the loss of one or more key employees.

Our success has been, and will continue to be, dependent on our ability to retain the services of our senior management and other key executives and to attract and retain additional qualified personnel in the future. The loss of the services of any of our senior management or any other key employee, or the inability to identify, hire and retain other highly qualified personnel in the future, could adversely affect the quality and profitability of our business operations. We currently do not maintain key employee insurance with respect to any of our employees.

Our business could be adversely affected by the actions or loss of independent agents.

We depend on the services of independent agents and brokers in the marketing of our insurance products. We face competition from other insurance companies for the services and allegiance of independent agents and brokers. These agents and brokers may choose to direct business to competing insurance companies or may direct less desirable risks to us.

If market conditions cause reinsurance to be more costly or unavailable, we may be required to bear increased risks or reduce the level of our underwriting commitments.

As part of our overall risk and capacity management strategy, we purchase reinsurance for significant amounts of risk underwritten by our insurance company subsidiaries. Market conditions beyond our control determine the availability and cost of the reinsurance we purchase, which may affect the level of our business and profitability. We may be unable to maintain our current reinsurance coverage or to obtain other reinsurance coverage in adequate amounts or at acceptable rates. If we are unable to renew our expiring coverage or to obtain new reinsurance coverage, either our net exposure to risk would increase or, if we are unwilling to bear an increase in net risk exposures, we would have to reduce the amount of risk we underwrite.

We cannot guarantee that our reinsurers will pay us in a timely fashion, if at all. In addition, we remain primarily liable to our insureds, whether our reinsurers pay or not, and could therefore experience losses.

We transfer a portion of the risk we have assumed to reinsurance companies in exchange for part of the premium we receive in connection with the risk. Although reinsurance makes the reinsurer liable to us to the extent the risk is transferred, it does not relieve us of our liability to our policyholders. If our reinsurers fail to pay us or fail to pay us on a timely basis, our results and financial condition would be adversely affected.

Changes in healthcare could have a material impact on our operations.

We derive substantially all of our medical professional liability insurance premiums from physicians and other individual healthcare providers, physician groups and smaller healthcare facilities. Significant attention has recently been focused on reforming the healthcare industry at both the federal and state levels. In recent years, a number of factors related to the emergence of managed care have negatively impacted or threatened to impact the practice of medicine and economic independence of medical professionals. Medical professionals have found it more difficult to conduct a traditional fee-for-service practice and many have been driven to join or contractually affiliate with provider-supported organizations. Such change and consolidation may result in the elimination of, or a significant decrease in, the role of the physician in the medical professional liability insurance purchasing decision and could reduce our medical professional liability premiums as groups of insurance purchasers may be able to retain more risk.

The movement from traditional fee-for-service practice to the managed care environment may also result in an increase in the liability profile of our insureds. The majority of our insured physicians practice in primary care specialties such as internal medicine, family practice, general practice and pediatrics. In the managed care environment, these primary care physicians are being required to take on the role of “gatekeeper” and restrain the use of specialty care by controlling access to specialists and by performing certain procedures that would customarily be performed by specialists in a fee-for-service setting. These practice changes have resulted, in recent years, in an increase in the claims frequency and severity experienced by primary care physicians, including physicians to which we have extended coverage, and consequently, have resulted in an increase in claims by our insureds.

The guaranty fund and Joint Underwriting Associations’ assessments that we are required to pay may adversely affect our results of operations and financial condition.

Each state in which we operate has separate insurance guaranty fund laws and may have joint underwriting associations or similar entities, commonly referred to as JUAs, which require property and casualty insurance companies doing business within their respective jurisdictions to be members. Laws enable guaranty associations and JUAs to make assessments against member insurers to obtain funds used to fund deficits or to pay covered claims after a member insurer becomes insolvent. These entities generally levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the covered lines of business in that state. In addition to standard assessments, the Florida and Missouri Legislatures may also levy special assessments to settle claims caused by certain catastrophic losses, such as a wind storm. Guaranty fund and JUA assessments could negatively impact underwriting results to the extent such assessments are applied to our insurance subsidiaries. Some states permit member insurers to recover assessments paid through surcharges on policyholders or through full or partial premium tax offsets, while other states permit recovery of assessments through the rate filing process.

During 2001, a special assessment was levied on two of our subsidiaries, which totaled $0.9 million. No special assessments were made in 2003 or 2002. We cannot predict with certainty the amount of future assessments by state guaranty funds or JUAs. Significant assessments could have a material adverse effect on our results of operations and financial condition.

A decline in our profitability or expected profitability could result in the impairment of assets, including goodwill, other intangible assets, deferred acquisition costs and deferred tax assets.

A decline in profitability at one or more of our business segments, in particular our insurance or reciprocal management segments could result in impairment of assets, including goodwill and other intangibles. In addition, such a decline could also call into question the recoverability of the deferred acquisition costs or deferred tax assets and require us to write down or write off these assets or, in the case of deferred tax assets, recognize a valuation allowance through a charge to income. In either case, such an occurrence could have a material adverse effect on our results of operations and financial condition.

Because we are heavily regulated by the states in which we operate, we may be limited in the way we operate.

Our insurance subsidiaries and PRI are subject to extensive regulation by the insurance regulatory agencies in each state in which they operate. Regulation is intended for the benefit of the policyholders rather than shareholders. In addition to restricting the amount of dividends and other payments that can be made by our insurance subsidiaries or PRI, these regulatory authorities have broad administrative and supervisory power relating to, among other things:

•	Rates charged to insurance customers;

•	Minimum capital and surplus requirements;

•	Permitted investments and practices;

•	Licensing requirements; and

•	Trade practices.

In addition, our insurance subsidiaries and PRI are required to file annual financial statements prepared in accordance with statutory accounting practices with regulatory authorities in each of the jurisdictions in which they do business. Their operations and accounts are subject to examination by those authorities at regular intervals. Further, statutes and regulations usually require the approval of policy forms by the regulatory authorities in the states in which our insurance subsidiaries and PRI conduct business.

These regulations may impede or impose burdensome conditions on rate increases or other actions that we may want to take to enhance our operating results. These regulations may also impede our ability to manage PRI’s business. In addition, we may incur significant costs in the course of complying with regulatory requirements. Most states also regulate insurance holding companies like us in a variety of matters such as acquisitions, changes of control and the terms of affiliated transactions. Future legislative or regulatory changes may adversely affect our business operations.

We are a holding company and are dependent on dividends and other payments from our operating subsidiaries, which, in the case of our insurance company subsidiaries, are regulated and subject to dividend restrictions.

We are a holding company and as such our principal source of funds is cash dividends and other permitted payments from our operating subsidiaries, including our insurance company subsidiaries. The payment of dividends by our insurance subsidiaries is subject to restrictions set forth in the insurance laws and regulations of Florida and Missouri, their respective states of domicile. If our subsidiaries are unable to make payments to us, or are able to pay only limited amounts, we may be unable to pay dividends or make payments on our indebtedness, including our indebtedness under debt securities offered by this prospectus. Further, creditors of any of our subsidiaries will have the right to be paid in full the amounts they are owed if a subsidiary liquidates its assets or undergoes a reorganization or other similar transaction before we will have the right to receive any distribution of assets from the subsidiary, except to the extent that we are also recognized as a creditor of the subsidiary. If we are unable to receive distributions from our subsidiaries, we may not be able to continue our normal business operations.

If we are unable to access documents stored on our computer systems, our ability to process new policies, revise existing policies, handle reported claims or conduct other business could be impeded.

We use computer-based retention methods to store certain of our information and documentation relating to coverage, policyholder information and the processing of claims. Our computer systems enable us to update and review this information efficiently in order to maintain our records and respond to the needs of our agents and policyholders. Our computer systems are located in our offices in Jacksonville, Florida; Stuart, Florida; Manhasset, New York; and Springfield, Missouri; and can be accessed from certain remote sites via telephone or Internet connections. Our ability to access information stored on our computer systems could be negatively affected by numerous factors, including disruptions in electric power, telephone service or the computer systems in each of our main offices. Less than full and immediate access to this information could prevent us from issuing new policies and maintaining an up to date record of existing policies, in addition to hindering our ability to respond to claims. This could damage our reputation for efficiency and could cause us to lose the business of present and future customers or potentially expose us to a bad faith action if we were unable to appropriately meet one or more claims obligations or demands.

OUR DIVIDEND POLICY

We do not currently pay cash dividends on our common stock. In the future, our board of directors will continue to evaluate the merits of paying dividends on our common stock. If we elect at some point in the future to pay dividends on our common stock, holders of our common stock will be entitled to receive any dividends declared by our board of directors from funds legally available for the payment of dividends. Such funds would be subject in all cases to the dividend preference of any shares of our preferred stock that may be outstanding at the time such dividends are declared, or to other limitations that could come about as a result of a continuing default or event of default, under our long-term debt. We are not currently in default under any of our long-term debt agreements. We currently have no preferred stock issued and outstanding.

As a holding company with no direct operations, we would rely on cash dividends and other permitted payments from our subsidiaries to pay any future dividends to our stockholders. State insurance laws limit the dividends or other amounts that may be paid to us by our insurance subsidiaries.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of our securities for general corporate purposes, which may include contributions to the capital of one or more of our insurance subsidiaries to support the growth of our insurance segment, and working capital.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of the funds. We will specify the principal purposes for which the net proceeds from the sale of our securities will be used in a prospectus supplement at the time of sale.

Each Trust will use all proceeds from the sale of its trust common securities and its trust preferred securities to purchase debt securities of FPIC.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	For the three months ended March 31,		For the year ended December 31,
	2004	2003	2003	2002	2001	2000		1999
Ratio of earnings to fixed charges(1)(2)	5.82x	2.83x	3.17x	4.29x	1.19x	0.42x	(3)	7.04x

(1)	We have authority to issue up to 50,000,000 shares of preferred stock; however, there are currently no shares outstanding and we do not have any preferred stock dividend obligations. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

(2)	For purposes of this computation, earnings consist of income (loss) before income taxes and cumulative effect of accounting change plus fixed charges. Fixed charges consist of interest expense, capitalized expenses related to indebtedness, finance charges in form of interest on funds withheld under a reinsurance agreement, and an estimate of the interest within rental expense.

(3)	Due to the registrant’s loss before income taxes in 2000, the ratio coverage was less than 1:1. The registrant would need to have generated additional earnings of $2,972,000 to have achieved a coverage of 1:1.

THE SECURITIES FPIC AND THE TRUSTS MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

We may offer and sell from time to time, in one or more offerings, the following:

•	common stock;

•	preferred stock;

•	depositary shares;

•	debt securities;

•	warrants exercisable for common stock, preferred stock or debt securities;

•	purchase contracts; and/or

•	units.

The Trusts may offer and sell from time to time trust preferred securities guaranteed by us as provided in this prospectus.

In this prospectus, “securities” collectively refers to common stock, preferred stock, depositary shares, warrants, senior debt securities or subordinated debt securities, purchase contracts, units, trust preferred securities and our guarantees of the trust preferred securities.

The total dollar amount of all offered securities that we may issue under this prospectus will not exceed $100,000,000. If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all offered securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following description sets forth the general terms of the common stock that we may issue. The description set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our restated articles of incorporation and bylaws, each of which will be made available upon request.

General

Our amended and restated articles of incorporation authorize the issuance of up to 50,000,000 shares of common stock, par value, $.10 per share. As of June 15, 2004, 9,993,867 shares of common stock were outstanding.

Holders of common stock are entitled to such dividends as our board of directors may declare from legally available funds, subject to the preferential rights of the preferred stock, if any, and the requirements of Florida law. Holders of common stock are entitled to one vote per share on any matter subject to shareholder approval, including the election of directors. Our restated articles of incorporation do not provide for cumulative voting in connection with the election of directors. As a result, subject to the voting rights of any future holders of our preferred stock, holders of more than 50% of the outstanding common stock entitled to elect members of our board of directors can elect all of the directors who are up for election in a particular year. Holders of our common stock do not have preemptive rights to subscribe for any shares of capital stock issued in the future.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of common stock are entitled to share ratably in any distribution of our net assets remaining after payment of all creditors and, subject to preferential rights of the preferred stock, if any. All of the outstanding shares of common stock are, and the shares being offered will be, fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is SunTrust Bank of Atlanta, Georgia.

Shareholder Approval of Certain Business Combinations

Florida corporate law generally limits Florida corporations, including FPIC, from engaging in a broad range of transactions with any shareholder who is the beneficial owner of more than 10% of a corporation’s outstanding voting shares (an “interested shareholder”) or with any affiliate of such shareholder. The Florida “affiliated-transaction” statute provides that a Florida corporation may not engage in such transactions unless, among other things, the transaction is: (a) approved by two-thirds of the corporation’s outstanding voting shares other than the shares owned by the interested shareholders; (b) approved by a majority of the corporation’s disinterested directors; or (c) the corporation’s shareholders receive a “fair price” for their shares as such price is defined in the statutes. The Florida Business Corporation Act further provides that a corporation may opt out of these provisions by including in its articles of incorporation a provision expressly electing not to be governed by these provisions. We have not elected to opt out of these provisions.

Our restated articles of incorporation contain a fair price provision that is similar in certain respects to the Florida “affiliated-transaction” statute. Our fair price provision requires the vote of the holders of at least 75% of the then outstanding voting shares of capital stock of the company entitled to vote other than those held by the Related Person (as defined below) to approve certain business combinations. This supermajority approval is not required provided that (i) two-thirds of the Continuing Directors (as defined below) have expressly approved the business combination, or (ii) two-thirds of the Continuing Directors determine that the cash or fair market value of the consideration to be received by holders of the voting stock is not less than the highest price paid by the Related Person in acquiring each class of voting stock.

Business combinations requiring this supermajority approval are: (i) any merger or consolidation of FPIC or one of its subsidiaries with or into a Related Person or vice versa; (ii) any sale, lease, exchange, transfer or other disposition including without limitation a mortgage or other security device, of all or substantially all of FPIC’s assets or any of its subsidiaries to a Related Person; (iii) any sale, lease, exchange, transfer of or other disposition of all or substantially all of the assets of the Related Person to FPIC or one of its subsidiaries; (iv) the issuance of any securities of FPIC or one of its subsidiaries to a Related Person, other than the issuance on a pro rata basis to all holders of the same class of capital stock pursuant to a stock split, dividend, or a distribution of warrants or rights; (v) any recapitalization that would have the effect of increasing the voting power of a Related Person; or (vi) any agreement, contract, or other arrangement providing for any of the above transactions.

Our restated articles of incorporation provide the following definitions: “Related Person” shall mean and include any individual, corporation, partnership, or other person or entity that, together with its affiliates and associates, becomes the beneficial owner of an aggregate of 10% or more of the outstanding voting stock of FPIC, and any affiliate or associate of any such individual, corporation, partnership or other person or entity; provided, however, that the term “Related Person” shall not include (i) a person or entity whose acquisition of such aggregate percentage of voting stock was approved in advance by two-thirds of the Continuing Directors or (ii) any trustee or fiduciary when acting in such capacity with respect to any employee benefit plan of FPIC or a wholly owned subsidiary of FPIC. “Continuing Director” shall mean a director who was a member of the board of directors of FPIC immediately prior to the time that the Related Person involved in a business combination became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the board of directors.

Florida corporate law generally prohibits persons from exercising the voting power of their shares of a Florida corporation if their ownership percentage passes certain thresholds without obtaining approval from the corporation’s other shareholders or from the corporation’s board of directors. The statute generally governs acquisitions of a Florida corporation’s shares that when added with the shares previously owned would cause a person to own either: (a) one-fifth or more but less than one-third of all voting power; (b) one-third or more but less than a majority of all voting power; or (c) a majority or more of all voting power. The statute provides exceptions for certain transactions such as mergers, share exchanges, satisfaction of a pledge or other security interest, gifts and testamentary transfers. The statute further provides that these provisions do not apply to the corporation’s articles of incorporation or bylaws of which expressly state that such provisions do not apply to such corporation. We have not elected to opt out of these provisions.

Provisions That Could Delay, Deter or Prevent Changes in Control

Certain provisions of Florida law and our restated articles of incorporation that are described above under “Shareholder Approval of Certain Business Combinations” or described later in this section may delay, deter or prevent a change in control of FPIC. In addition, Florida insurance law generally provides that no person may acquire 5% or more of a Florida insurance company unless such person has filed with the Department of Insurance certain information required by the Florida Statutes and the acquisition has been approved by the Department of Insurance. The Department of Insurance must determine whether to approve or disapprove the transaction based on certain statutory criteria, including whether the transaction is not likely to be hazardous or prejudicial to the Florida insurance company’s policyholders. Thus, we will have to comply with these provisions whenever we attempt to acquire 5% or more of a Florida insurance company. Conversely, any person attempting to acquire 5% or more of FPIC will also have to comply with these provisions requiring approval by the Department of Insurance since an acquisition of 5% or more of FPIC will be deemed to be an indirect acquisition of 5% or more of FPIC’s insurance subsidiaries. A person acquiring 5% or more, but less than 10%, of a Florida insurance company may avoid seeking the approval of the Department of Insurance if such person files a disclaimer of affiliation and control with the Department of Insurance.

The effect of these laws and our restated articles of incorporation may be to deter unfriendly offers or other efforts to obtain control that are not approved by the board of directors and thereby protect the continuity of management and enhance our board of directors’ ability to protect FPIC, its shareholders and its other constituencies as appropriate under the circumstances. Such laws and provisions tend to induce any persons seeking control or a business combination with FPIC to negotiate on terms acceptable to the then elected board of directors.

Our board of directors is authorized, without any further action by its shareholders, to designate series of preferred stock and determine the rights, preferences, privileges and restrictions of each series. Our board of directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock, and that could, among other things, have the effect of delaying, deterring or preventing an acquisition or change in control.

One of the effects of the existence of unissued and unreserved common stock and preferred stock may be to enable our board of directors, without seeking shareholder approval, to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control by means of a merger, tender offer, proxy contest or otherwise. Such issuance may protect the continuity of management and enhance our board of directors’ ability to protect FPIC, its shareholders and its other constituencies as appropriate under the circumstances. Additional shares could also be used to dilute the stock ownership of persons seeking to obtain control.

Pursuant to our restated articles of incorporation, our board of directors is divided into three classes of directors that serve staggered terms of three years. The purpose of a classified board is to promote continuity and stability in the composition of such board and in the policies formulated by such board by insuring that at least two thirds of the directors will at all times have had at least one year’s experience as directors. A classified board structure may prevent shareholders who do not approve of the policies of a board from removing a majority of such board’s directors at a single meeting because it would normally take two annual meetings of shareholders to elect a majority of such board.

Certain of our executive officers have entered into severance agreements and/or employment agreements that would provide certain amounts of compensation to them in connection with certain changes of control. These agreements are intended to allow such executive officers to honor their fiduciary duties to shareholders by evaluating takeover bids without worry about whether they will lose their jobs should the bid succeed. Such agreements, however, add to the costs a person must pay in order to acquire FPIC.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes the material terms of the preferred stock that we may offer, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any class or series of preferred stock that we offer which we will describe in more detail in any prospectus supplement relating to such class or series. You should also read the more detailed provisions of our restated articles of incorporation and the amendment with respect to shares relating to each particular class or series of preferred stock for provisions that may be important to you. The amendment with respect to shares relating to each particular class or series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed with the SEC by a current report on Form 8-K and will be available as described under the heading “Where You Can Find More Information” above. The prospectus supplement will also state whether any of the terms summarized below do not apply to the class or series of preferred stock being offered.

Our board of directors is authorized to issue up to 50,000,000 shares of preferred stock. Our board of directors can issue shares of preferred stock in one or more classes or series and can specify the following terms for each series:

•	the number of shares;

•	the designation, powers, preferences and rights of the shares; and

•	the qualifications, limitations or restrictions.

Before issuing any class or series of preferred stock, our board of directors will adopt resolutions creating and designating the class or series as a class or series of preferred stock, and the resolutions will be filed as an amendment to the articles of incorporation.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Additionally, our board could give the preferred stock rights which would adversely affect the holders of common stock. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of us.

Unless the particular prospectus supplement states otherwise, holders of each class or series of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each class or series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

Unless otherwise specified in the prospectus supplement relating to the shares of any class or series of preferred stock, the shares will rank on an equal basis with each other class or series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

Unless the particular prospectus supplement states otherwise, holders of each class or series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in a prospectus supplement relating to each class or series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books. Dividends on any class or series of preferred stock may be cumulative or noncumulative.

We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other class or series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:

•	all prior dividend periods of the other class or series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other class or series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of preferred stock and any other class or series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such class or series of preferred stock.

Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of ours ranking junior to the preferred stock unless full dividends on all class or series of preferred stock have been paid or set apart for payment for:

•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.

Conversion and Exchange

The prospectus supplement for any class or series of preferred stock will state the terms, if any, on which shares of that class or series are convertible into or exchangeable for shares of our common stock.

Redemption

If so specified in the applicable prospectus supplement, a class or series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holders, or may be mandatorily redeemed, and we may be required to establish a sinking fund to redeem all or a portion of the class or series.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption, and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each class or series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such class or series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.

If the liquidation amounts payable relating to the preferred stock of any class or series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such class or series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to their full liquidation preferences. Holders of such class or series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

If we issue voting preferred stock, unless the particular prospectus supplement states otherwise, holders of preferred stock will be entitled to one vote per share on each matter submitted to our shareholders. If we issue non-voting preferred stock, holders of preferred stock will have no voting rights, except as required by applicable law. The prospectus supplement will state the voting rights, if any, applicable to any particular series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the applicable prospectus supplement, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of depositary shares or depositary share units and will be available as described under the heading “Where You Can Find More Information” above.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular class or series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any. We will enter into a deposit agreement with a depositary, which will be named in the related prospectus supplement.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for definitive depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If we redeem the class or series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the preferred stock underlying the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.

Voting the Preferred Stock

We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related class or series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

FPIC and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

We can terminate the deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipt.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related class or series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal.

The successor depositary must be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

Neither the depositary nor FPIC will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Both FPIC and the depositary will be obligated to use their best judgment and to act in good faith in performing their respective duties under the deposit agreement. Each of FPIC and the depositary will be liable only for gross negligence and willful misconduct in performing their duties under the deposit agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. FPIC and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. FPIC and the depositary may rely on the advice of legal counsel or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

FPIC, each depositary and any agent of FPIC or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF DEBT SECURITIES

Description of Senior Debt Securities and Senior Subordinated Debt Securities

General

We may issue senior debt securities and/or senior subordinated debt securities, which in each case will be direct, general obligations of FPIC. We may also issue junior subordinated debentures, which are described below under “Description of Junior Subordinated Debentures.”

The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The senior subordinated debt securities will be subordinate and junior in priority of payment to senior debt of FPIC, as described below under “Subordination of Senior Subordinated Debt Securities” and in the prospectus supplement applicable to any senior subordinated debt securities that we may offer. For purposes of the descriptions under the heading “Description of Senior Debt Securities and Senior Subordinated Debt Securities,” we may refer to the senior debt securities and the senior subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to our creditors and preferred equity holders of our subsidiaries.

We will issue senior debt securities under a senior debt indenture and senior subordinated debt securities under a separate senior subordinated debt indenture. Provisions relating to the issuance of any series of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions under the heading “Description of Senior Debt Securities and Senior Subordinated Debt Securities,” we may refer to the senior debt indenture and the senior subordinated debt indenture and any related supplemental indentures, as “an indenture” or, collectively, as “the indentures.” The indentures are qualified under and governed by the Trust Indenture Act.

Each indenture will be between FPIC and a trustee that meets the requirements of the Trust Indenture Act. Each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

The descriptions under the heading “Description of Senior Debt Securities and Senior Subordinated Debt Securities” relating to the debt securities and the indentures are summaries of all material known provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. A form of the senior debt indenture and a form of the senior subordinated debt indenture under which we may issue our senior debt securities and senior subordinated debt securities, respectively, are filed with the SEC as exhibits to the registration statement that includes this prospectus and the forms of the debt securities will be filed with the SEC by a current report on Form 8-K and will be available as described under the heading “Where You Can Find More Information” above. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the terms and provisions of the indentures, including the definitions of certain terms, since those documents will govern your rights as a holder of debt securities for provisions that may be important to you.

The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular material terms of any series of debt securities will be summarized in the applicable prospectus supplement.

The indentures do not limit the amount of debt securities we may issue under the indentures. We also may issue debt securities pursuant to the indentures in transactions exempt from the registration requirements of the Securities Act of 1933. Those debt securities will not be considered in determining the aggregate amount of securities issued under this prospectus.

We are not required to issue all of the debt securities of one series at the same time and unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional debt securities issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

(1) the title of the debt securities and whether they are senior debt securities or senior subordinated debt securities;

(2) the amount of debt securities issued and any limit on the amount of the series that may be issued;

(3) the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued or whether the debt securities will be offered on a variable price basis;

(4) if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

(5) the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

(6) the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

(7) the date or dates from which any interest will accrue and the date or dates on which any interest will be payable and the regular related record dates;

(8) the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

(9) the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

(10) our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

(11) the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

(12) whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

(13) any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

(14) whether the debt securities will be issued in certificated or book-entry form;

(15) whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

(16) if the debt securities will be issuable only in global form, the depositary or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

(17) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture;

(18) whether the debt securities can be converted into or exchanged for other securities of FPIC or trust preferred securities of one or more of the Trusts, and the related terms and conditions;

(19) whether the debt securities are senior debt securities or senior subordinated debt securities, and in the case of senior subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

(20) whether the debt securities will be sold as part of units consisting of debt securities and other securities;

(21) if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

(22) any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and

(23) any other specific terms of the debt securities of that series.

In the event that we make any deletions from, modifications of or additions to the Events of Default or covenants described in this prospectus, we will set forth the deletions, modifications or additions in a post-effective amendment to the registration statement of which this prospectus forms a part.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Unless we otherwise specify in the applicable indenture or in a supplemental indenture, the applicable indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications or additions to the events of default or covenants of FPIC that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

If any of the debt securities are sold for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities and such foreign currencies or foreign currency units in the applicable prospectus supplement.

For purposes of the descriptions under the heading “Description of Senior Debt Securities and Senior Subordinated Debt Securities”:

•	“subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by FPIC or by one or more subsidiaries of FPIC. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency; and

•	“significant subsidiary” means any subsidiary of FPIC that is a “significant subsidiary,” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act as in effect at the date of the applicable Indenture.

Ranking

Senior Debt Securities

Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will be unsecured and will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Senior Subordinated Debt Securities

To the extent provided in the senior subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of senior subordinated debt securities, the payment of the principal of and premium, if any, and interest on any senior subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to creditors of FPIC in a liquidation or dissolution of FPIC, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to FPIC, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the senior subordinated debt securities. Because of this subordination, general creditors of FPIC may recover more, ratably, than holders of senior subordinated debt securities in the event of a distribution of assets upon insolvency.

The supplemental indenture will set forth the terms and conditions, if any, under which we will not be permitted to pay principal, premium, if any, or interest on the related senior subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.

The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior debt,” for purposes of the senior subordinated debt indenture, means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to FPIC, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

(1) “existing senior debt,” which means indebtedness of FPIC as of the date of the indenture (currently in the amount of $10 million);

(2) indebtedness for borrowed money or for the unpaid purchase price of real or personal property of, or guaranteed by, FPIC, other than accounts payable arising in the ordinary course of business payable on terms customary in the trade;

(3) indebtedness secured by any mortgage, lien, pledge, security interest or encumbrance of any kind or payable out of the proceeds from property;

(4) indebtedness which is evidenced by mortgages, notes, bonds, securities, acceptances or other instruments;

(5) indebtedness which must be capitalized as liabilities under generally accepted accounting principles;

(6) liabilities under interest rate swap, exchange, collar or cap agreements and all other agreements or arrangements designed to protect against fluctuations in interest rates or currency exchange rates;

(7) guarantees and endorsements of obligations of others, directly or indirectly, and all other repurchase agreements and indebtedness in effect guaranteed through an agreement, contingent or otherwise, to purchase that indebtedness, or to purchase or sell property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or to supply funds to or in any manner invest in the debtor, or otherwise to assure a creditor against loss (but excluding guarantees and endorsements of notes, bills and checks made in the ordinary course of business);

(8) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business to the extent these letters of credit are not drawn upon; and

(9) deferrals, renewals or extensions of any of the indebtedness or obligations described in clauses (1) through (8) above.

However, clauses (1) through (8) above exclude:

•	any indebtedness, obligation or liability referred to in clauses (1) through (8) above, whether outstanding on the date of execution of the senior subordinated debt indenture or thereafter created, assumed or incurred, as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to the senior subordinated debt securities or ranks equally with the senior subordinated debt securities (the securing of any indebtedness otherwise constituting indebtedness ranking equally with the senior subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking equally with the senior subordinated debt securities);

•	any indebtedness, obligation or liability, whether outstanding on the date of execution of the senior subordinated debt indenture or thereafter created, assumed or incurred, which is subordinated to indebtedness of FPIC to substantially the same extent as or to a greater extent than the senior subordinated debt securities are subordinated (the securing of any indebtedness otherwise constituting indebtedness ranking junior to the senior subordinated debt securities will not prevent the indebtedness from constituting indebtedness ranking junior to the senior subordinated debt securities); and

•	the senior subordinated debt securities and the junior subordinated debentures issued to the Trusts and, unless expressly provided in the terms thereof, any other indebtedness of FPIC to its subsidiaries.

As of March 31, 2004, the aggregate principal amount of the senior indebtedness that is described in this section was $10 million. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the senior subordinated debt securities of that series will be subordinated.

Structural Subordination

Because FPIC is a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings and other funds by our subsidiaries to us. Dividends and other distributions to us from our various subsidiaries may be subject to statutory, contractual and other restrictions. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities and preferred equity of FPIC’s subsidiaries, since any right of FPIC to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors and preferred equity holders. If FPIC itself is recognized as a creditor of that subsidiary, the claims of FPIC would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by FPIC. As of March 31, 2004, FPIC’s subsidiaries had no indebtedness to third parties that would effectively rank senior to FPIC’s debt securities. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of FPIC’s subsidiaries’ indebtedness outstanding.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

Redemption of Securities

We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms, if any, described in the applicable prospectus supplement.

From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.

Denomination, Interest, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (i) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form and (ii) in denominations of $5,000 if the debt securities are in bearer form.

The debt securities will earn interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the debt securities will bear interest on the basis of a 360-day year consisting of twelve 30-day months.

We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. We will describe the material U.S. federal income tax consequences and the special considerations that apply to any series in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

(1) issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2) register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

(3) exchange any bearer security selected for redemption except for a registered security of the same tenor and terms which shall be simultaneously surrendered for redemption; or

(4) issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary or with a nominee for a depositary identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities, except as discussed below;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

Unless otherwise specified in the applicable prospectus supplement for a series of debt securities, a global security will terminate and interests in the global security will be exchangeable for physical certificates registered in the names of persons other than the depository or its nominee only if:

•	the depository notifies us that it is unwilling or unable to continue as depositary for the global security or the depository ceases to be a clearing agency registered under the Securities Exchange Act at a time when the depository is required to be so registered and no successor depositary has been appointed within 90 days;

•	we execute and deliver to the applicable registrar, transfer agent, trustee and/or depositary an order complying with the requirements of the indenture that the global security will be so exchangeable; or

•	an event of default with respect to the applicable series of debt securities has occurred and is continuing.

After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

The laws of some states require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity, and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1) either:

•	FPIC is the continuing entity; or

•	the successor entity, if other than FPIC, formed by or resulting from any consolidation or merger, or which has received the transfer of FPIC’s assets, is organized under the laws of the United States, any state of the United States or the District of Columbia, and the successor entity expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indentures; and

(2) immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of FPIC or any subsidiary as a result of that transaction as having been incurred by FPIC or a subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing.

However, the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be specified in the applicable prospectus supplement, the indenture and the terms of the debt securities do not contain any event risks or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

The Senior Debt Indenture Limits Our Ability to Incur Liens

The senior debt indenture provides that neither we nor any of our subsidiaries may issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed that are secured by a mortgage, lien, pledge, security interest or other encumbrance - defined in the senior debt indenture as “liens” - upon any of our property, including the voting stock of any significant subsidiary, unless we provide that any and all senior debt securities then outstanding shall be secured by a lien equally and ratably with any and all other obligations by the lien. The restrictions on liens will not, however, apply to:

•	liens existing on the date of the senior debt indenture or provided for under the terms of agreements existing on the date thereof;

•	liens securing only indebtedness owed by one of our subsidiaries to us and/or to one or more of our other subsidiaries;

•	liens on the property of any corporation or other entity existing at the time it becomes our subsidiary;

•	any extension, renewal or replacement or successive extensions, renewals or replacements of any lien referred to in the foregoing clauses that existed on the date of the senior debt indenture;

•	other “ordinary course liens,” as defined in the senior debt indenture, incurred in the ordinary course of our business; or

•	liens which secure “limited recourse indebtedness,” as defined in the senior debt indenture.

”Voting stock” is defined in the senior debt indenture as the stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a person, provided that, for the purposes of the senior debt indenture, stock that carries only the right to vote conditionally on the occurrence of an event is not considered voting stock whether or not the event has happened.

Notwithstanding the limitations on liens described above, we and any one or more of our subsidiaries may issue, assume or guarantee the following indebtedness secured by liens on assets without regard to the limitations described above: indebtedness in any aggregate principal amount that, together with the aggregate outstanding principal amount of all our other indebtedness and indebtedness of any of our subsidiaries so secured (excluding indebtedness secured by the permitted liens described above), does not at the time such indebtedness is incurred exceed an amount or percentage of our consolidated net worth specified in the applicable prospectus supplement, as shown on our most recent audited consolidated balance sheet.

Additional Covenants to the Covenants Described Above

Any additional covenants of FPIC with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the prospectus supplement relating to that series of debt securities.

The senior subordinated indenture does not contain the restrictive covenant described above, nor does it contain any other provision that restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations;

•	paying dividends or making other distributions on our capital stock; or

•	purchasing or redeeming our capital stock.

Events of Default, Waiver and Notice

Events of Default

The events of default with respect to any series of debt securities, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, will include the following events:

(1) failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;

(2) failure to pay principal of, or premium, if any, on, any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;

(3) default in making any sinking fund payment when due, for any debt security of the series;

(4) default in the performance or breach of any other covenant or warranty of FPIC contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture; and

(5) specific events of voluntary or involuntary bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of FPIC or any significant subsidiary or either of their property.

We may specify in the applicable prospectus supplement that, either of the following two events will also constitute an “event of default” under the senior debt indenture with respect to any senior debt securities:

•	if any of our or any of our subsidiaries’ indebtedness, as defined in the senior debt indenture, in excess of an aggregate principal amount to be specified in the applicable prospectus supplement is accelerated under any event of default as defined in any mortgage, indenture or instrument and the acceleration has not been rescinded or annulled within 30 days after written notice as provided in the senior debt indenture has been given specifying such event of default and requiring us to cause that acceleration to be rescinded or annulled; or

•	if we or any of our subsidiaries fail to pay, bond or otherwise discharge within 60 days of entry, a judgment, court order or uninsured monetary damage award against us in excess of an aggregate amount to be specified in the applicable prospectus supplement that is not stayed on appeal or otherwise being appropriately contested in good faith.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case described in clause (5) above, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders. However, at any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:

•	we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

Waiver

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

(1) in the payment of the principal of, or premium, if any, or interest on any debt security of that series;

(2) in the case of convertible or exchangeable securities, a default in the conversion or exchange; or

(3) in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, or premium, if any, or interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

Within 180 days after the end of each fiscal year, we must deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

We May be Obligated to Purchase Debt Securities Upon a Change in Control

If specified in the applicable prospectus supplement, if a change in control, as defined in each indenture, occurs, we must mail within 15 days a written notice regarding the change in control to the trustee and to every holder of the debt securities of each series issued under that indenture. The notice must also be published at least once in an authorized newspaper, as defined in each indenture, and must state:

•	the events causing the change in control and the date of the change in control;

•	the date by which notice of the change in control is required by the applicable indenture to be given;

•	the date, 35 business days after the occurrence of the change in control, by which we must purchase debt securities we are obligated to purchase pursuant to the selling holder’s exercise of rights on the change in control;

•	the price we must pay for the debt securities we are obligated to purchase;

•	the name and address of the trustee;

•	the procedure for surrendering debt securities to the trustee or other designated office or agency for payment;

•	a statement of our obligation to make prompt payment on proper surrender of the debt securities;

•	the procedure for holders’ exercise of rights of sale of the debt securities; and

•	the procedures by which a holder may withdraw such a notice after it is given.

After we give this notice we will be obligated, at the election of each holder, to purchase the applicable debt securities. Under each indenture, a change in control is deemed to have occurred when:

•	any event requiring the filing of any report under or in response to Schedule 13D or 14D-1 pursuant to the Securities Exchange Act of 1934 disclosing beneficial ownership of either 50% or more of our common stock then outstanding or 50% or more of the voting power of our voting stock then outstanding;

•	the completion of any sale, transfer, lease, or conveyance of our properties and assets substantially as an entirety to any person or persons that is not our subsidiary, as those terms are defined in each indenture; or

•	the completion of a consolidation or merger of FPIC with or into any other person or entity in a transaction in which either we are not the sole surviving corporation or our common stock existing before the transaction is converted into cash, securities or other property and in which those exchanging our common stock do not, as a result of the transaction, receive either 75% or more of the survivor’s common stock or 75% or more of the voting power of the survivor’s voting stock.

We will not purchase any debt securities if there has occurred and is continuing an event of default under either indenture, other than default in payment of the purchase price payable for the debt securities upon a change in control. In connection with any purchase of debt securities after a change in control, we will comply with all federal and state securities laws, including, specifically, Rule 13e-4, if applicable, under the Securities Exchange Act, and any related Schedule 13E-4 required to be submitted under that rule.

Modification of the Indentures

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than two-thirds in aggregate principal amount of the outstanding debt securities of each series issued under that indenture that is affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders of debt securities of such series issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

(1) except as described in the prospectus supplement relating to such debt security:

•	change the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	extend the time of payment of interest on any debt security or any additional amounts;

•	change any of the conversion, exchange or redemption provisions of any debt security in a manner adverse to holders of that debt security;

•	change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the redemption, conversion or exchange, or repayment in the case of a change in control, of any debt security in accordance with its terms;

•	change any of our obligations to maintain an office or agency in the places and for the purposes required by that indenture;

•	in the case of subordinated debt securities, modify the ranking or priority of the securities in a manner adverse to holders of that debt security; or

•	modify any of the above provisions;

(2) reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of, or certain defaults and consequences under, the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture; or

(3) modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

FPIC and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

(1) to evidence the succession of another person to FPIC as obligor under the indenture;

(2) to add to the covenants of FPIC for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon FPIC in the indenture;

(3) to add events of default for the benefit of the holders of all or any series of debt securities;

(4) to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(5) to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

(6) to establish the form or terms of debt securities of any series and any related coupons;

(7) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

(8) to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities of any series issued under that indenture in any material respect;

(9) to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and/or discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

(10) to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series, including, among other things, to safeguard or provide for the conversion or exchange rights of such debt securities in the event of any reclassification or change of outstanding shares of common stock or any merger, consolidation, statutory share exchange or combination or any sale, transfer or other disposition of all or substantially all of our properties and assets or other similar transactions;

(11) to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;

(12) to conform any provision in an indenture to the requirements of the Trust Indenture Act; or

(13) to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•	the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;

•	the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and

•	debt securities owned by FPIC or any other obligor upon the debt securities or any affiliate of FPIC or of any other obligor are to be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We are permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.

Defeasance and Covenant Defeasance

If the provisions in the applicable indenture relating to defeasance and covenant defeasance apply to the debt securities of or within any series, we may elect either:

(1) defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for any repurchase or conversion rights, the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

(2) covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities;

in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established if, among other things:

(1) we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

(2) no event of default or any event which after notice or lapse of time or both would be an event of default has occurred and is continuing on the date of the establishment of the trust and, with respect to defeasance only, at any time during the period ending on the 91st day after the date of the establishment of the trust;

(3) the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which FPIC or any subsidiary is a party or by which it is bound;

(4) certain other provisions set forth in the indenture are met;

(5) we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

(6) in the case of the senior subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “Subordination of Senior Subordinated Debt Securities,” would prevent FPIC from making payments of principal of and premium, if any, and interest on the senior subordinated debt securities at the date of the irrevocable deposit referred to above.

Each of the indentures defines government obligations as securities which are not callable or redeemable at the option of the issuer or issuers and are:

•	direct obligations of the United States or the government or the governments in the confederation that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person or entity controlled or supervised by and acting as an agency or instrumentality of the United States or the government or governments that issued the foreign currency in which the debt securities of a particular series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or that other government or governments.

Government obligations also include a depositary receipt issued by a bank or trust company as custodian with respect to any government obligation described above or a specific payment of interest on or principal of or any other amount with respect to any government obligation held by that custodian for the account of the holder of such depositary receipt, as long as, except as required by law, that custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by the depositary receipt.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications or deletions to the provisions described above, with respect to the debt securities of or within a particular series.

Regarding the Trustees

We will designate the trustee under the senior and subordinated indentures in a prospectus supplement. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Governing Law

The senior debt securities, the senior subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

Description of Junior Subordinated Debentures

General

We will issue the junior subordinated debentures in one or more series under a junior subordinated debenture indenture, as supplemented from time to time, between us and a junior subordinated debenture trustee meeting the requirements of the Trust Indenture Act. The junior subordinated debenture indenture is qualified under the Trust Indenture Act, is subject to, and governed by, the Trust Indenture Act, and is included (together with the form of junior subordinated debentures) as an exhibit to the registration statement of which this prospectus is a part. This summary of certain terms and provisions of the junior subordinated debentures and the junior subordinated debenture indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the junior subordinated debentures and the junior subordinated debenture indenture, including the definitions of certain terms, and those terms made a part of the junior subordinated debenture indenture by the Trust Indenture Act.

The applicable prospectus supplement will describe the specific terms of the junior subordinated debentures which we will offer, including:

(1) the specific title and designation, aggregate principal amount and any limit on that amount, purchase price and denominations of the junior subordinated debentures;

(2) the date or dates on which the principal of the junior subordinated debentures is payable or the method of determining the same, if applicable;

(3) the rate or rates, which may be fixed or variable, at which the junior subordinated debentures will bear interest, if any, or the method of determining the same, if applicable;

(4) the date or dates from which the interest, if any, will accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on the junior subordinated debentures;

(5) the duration of the maximum consecutive periods that FPIC may elect to defer payments of interest on the junior subordinated debentures;

(6) any redemption, repayment or sinking fund provisions;

(7) whether the junior subordinated debentures are convertible into or exchangeable for common stock or other securities or rights of FPIC or other issuers, or a combination of the foregoing, and, if so, the applicable conversion or exchange terms and conditions;

(8) any applicable material U.S. federal income tax consequences; and

(9) any other specific terms pertaining to the junior subordinated debentures of that series in addition to the terms described in this prospectus.

Ranking

Each series of junior subordinated debentures will rank equally with all other junior subordinated debentures issued or to be issued by FPIC and sold to the Trusts or other trusts or other entities established or to be established by FPIC that are similar to the Trusts and will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated debenture indenture, to all senior indebtedness of FPIC, as defined in the junior subordinated debenture indenture. The junior subordinated debenture indenture will not limit the amount of secured or unsecured debt, including senior indebtedness, that may be incurred by FPIC or its subsidiaries. As of March 31, 2004 the aggregate principal amount of the senior indebtedness that is described in “Description of Junior Subordinated Debentures — Subordination,” was $10 million. As of March 31, 2004, the aggregate principal amount of all outstanding junior subordinated debentures was $36,083,000. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt and senior subordinated debt outstanding as to which the junior subordinated debentures will be subordinated.

Form, Registration and Transfer

The junior subordinated debentures subject to this registration statement will be issued in fully registered form. The junior subordinated debentures will be held in the name of the property trustee in trust for the benefit of the holders of the related trust preferred securities and trust common securities until any dissolution of the Trust that issued such trust preferred securities and trust common securities. The trust preferred securities and the trust common securities issued by the Trusts are collectively referred to in this prospectus as the “trust securities.” If the junior subordinated debentures are distributed to the holders of the related trust securities, the junior subordinated debentures will be issued to the holders in the same form as the trust securities were held. Accordingly, any depositary arrangements for the junior subordinated debentures are expected to be substantially similar to those in effect for the trust preferred securities. See “Description of Trust Preferred Securities — Global Trust Preferred Securities.”

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and premium, if any, on and interest on the junior subordinated debentures will be made at the office of the junior subordinated debenture trustee in the City of New York or at the office of the paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made, except in the case of a global certificate representing junior subordinated debentures, by:

•	check mailed to the address of the person entitled thereto as the address will appear in the applicable securities register for junior subordinated debentures; or

•	transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the relevant record date.

Payment of any interest on any junior subordinated debenture will be made to the person in whose name the junior subordinated debenture is registered at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent, but we will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of and premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after the principal and premium, if any, or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debentures will look, as a general unsecured creditor, only to us for payment.

Option to Extend Interest Payment Date

So long as no junior subordinated debenture event of default has occurred and is continuing, we will have the right under the junior subordinated debenture indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time for an extension period, which will not exceed the maximum period specified in the applicable prospectus supplement for the deferral of interest. In addition, an extension period must end on an interest payment date and may not extend beyond the stated maturity of the junior subordinated debentures. At the end of an extension period, we must pay all interest then accrued and unpaid, together with interest, to the extent permitted by applicable law. During an extension period, interest will continue to accrue and holders of junior subordinated debentures, and holders of the related trust securities while the trust securities are outstanding, will be required to accrue the deferred interest income for U.S. federal income tax purposes prior to the receipt of cash attributable to the income, regardless of the method of accounting used by the holders.

Prior to the termination of any extension period, we may extend the extension period, provided that the extension does not cause the extension period to exceed the maximum extension period, end on a date other than an interest payment date or extend beyond the stated maturity of the related junior subordinated debentures. Upon the termination of any extension period, or any extension of an extension period, and the payment of all amounts then due, we may begin a new extension period, subject to the foregoing limitations. No interest will be due and payable during an extension period except at the end of that period. We must give the junior subordinated debenture trustee notice of our election to begin or extend an extension period at least five business days prior to the earlier of:

•	the date cash distributions on the related trust securities would have been payable except for the election to begin or extend the extension period; or

•	the date by which the relevant Trust is required to give notice to any securities exchange or to holders of its trust preferred securities of the record date or the date cash distributions are payable, but in any event not less than five business days prior to the record date.

The junior subordinated debenture trustee will give notice of our election to begin or extend an extension period to the holders of the trust preferred securities. Subject to the foregoing limitations, there is no limitation on the number of times that we may begin or extend an extension period.

Restrictions on Certain Payments

We will also covenant that if at any time:

(1) any event occurs that, to our actual knowledge is a junior subordinated debenture event of default, and we have not taken reasonable steps to cure that event of default;

(2) if a Trust is the holder of the junior subordinated debentures, FPIC is in default with respect to any of its payment obligations under the guarantee relating to such Trust’s trust preferred securities; or

(3) we give notice of our election to exercise our right to begin or extend an extension period for deferral of interest payments on the junior subordinated debentures as provided in the junior subordinated debenture indenture and we have not rescinded that notice, and the extension period or any extension thereof has commenced and is continuing;

then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock;

•	make any payment of principal of or premium, if any, or interest on, or repay, repurchase or redeem, any of our debt securities, including our other junior subordinated debentures, that rank equally with or junior in right of payment to the junior subordinated debentures; or

•	make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if the guarantee ranks equally with or junior in right of payment to the junior subordinated debentures;

However, we may do the following at any time:

(a) declare and pay dividends or distributions payable in shares of our common stock, or in options, warrants or rights to subscribe for or purchase shares of, our common stock or any of our stock that is junior to our common stock;

(b) declare and pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under any such plan in the future, or redeem or repurchase any rights issued pursuant to such a plan;

(c) make payments under the guarantee;

(d) carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock or any class or series of our indebtedness for any class or series of our capital stock;

(e) purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

(f) purchase or acquire common stock related to the issuance of common stock or rights, or in connection with the satisfaction of our obligations, under any of our benefit plans for our directors, officers or employees or under any of our dividend reinvestment plans.

So long as the trust securities remain outstanding, we also will covenant:

(1) to maintain 100% direct or indirect ownership of the related trust common securities, it being understood that any permitted successor of FPIC under the junior subordinated debenture indenture may succeed to our ownership of the trust common securities;

(2) to use our best efforts to cause the Trust that issued such trust securities:

•	to remain a business trust, except in connection with the distribution of junior subordinated debentures to the holders of related trust securities in liquidation of such Trust, the conversion, exchange or redemption of all of its trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement;

•	to continue otherwise to be classified as a grantor trust for United States federal income tax purposes; and

•	to use its best efforts to cause each holder of its trust securities to be treated as owning an undivided beneficial interest in the related junior subordinated debentures; and

(3) not to cause, as sponsor of such Trust, or to permit, as the holder of its trust common securities, the dissolution, liquidation or winding-up of such Trust, except as provided in the trust agreement.

Modification of Junior Subordinated Debenture Indenture

From time to time, FPIC and the junior subordinated debenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the junior subordinated debenture indenture for specified purposes, including, among other things, (1) curing ambiguities or adding provisions, provided that any action does not materially adversely affect the interests of the holders of the junior subordinated debentures, and (2) maintaining the qualification of the junior subordinated debenture indenture under the Trust Indenture Act. FPIC and the junior subordinated debenture trustee may, with the consent of the holders of a majority in principal amount of all outstanding junior subordinated debentures affected thereby, modify the junior subordinated debenture indenture in a manner affecting the rights of the holders of junior subordinated debentures. However, we may not, without the consent of the holder of each outstanding junior subordinated debenture so affected, make any modifications which would:

•	change the stated maturity or reduce the principal of any junior subordinated debentures;

•	change the interest rate, or the manner of calculation of the interest rate, or extend the time of payment of interest on any junior subordinated debentures except for our right under the junior subordinated debenture indenture to defer the payment of interest, as more fully described in “Description of Junior Subordinated Debentures-Option to Extend Interest Payment Date;”

•	change any of the conversion, exchange or redemption provisions applicable to any junior subordinated debentures;

•	change the currency in respect of which payments of principal of or any premium or interest on any junior subordinated debentures are to be made;

•	change the right of holders of trust securities to bring a direct action in respect of any required payments or conversion or exchange rights;

•	impair or affect the right of any holder of any junior subordinated debentures to institute suit for the payment of the principal or premium, if any, or interest thereon or for the conversion or exchange of any junior subordinated debentures in accordance with their terms;

•	change the subordination provisions adversely to the holders of the junior subordinated debentures; or

•	reduce the percentage of principal amount of junior subordinated debentures the holders of which are required to consent to any modification of the junior subordinated debenture indenture.

Junior Subordinated Debenture Events of Default

Each of the following events with respect to any series of junior subordinated debentures will constitute a junior subordinated debenture event of default, whatever the reason for the junior subordinated debenture event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless the event is specifically deleted or modified in or pursuant to the supplemental indenture, board resolution or officers’ certificate establishing the terms of the series pursuant to the junior subordinated debenture indenture:

•

we fail for 30 days to pay any interest on that series of junior subordinated debentures when due, subject to any permitted deferral, but during any extension period for that series of junior subordinated debentures, failure to pay interest on that series of junior subordinated debentures will not constitute a junior subordinated debenture event of default;

•	we fail to pay any principal of or premium, if any, on that series of junior subordinated debentures when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise;

•	if applicable, we fail to deliver the required securities or other rights upon an appropriate conversion or exchange election by holders of that series of junior subordinated debentures or the related trust preferred securities;

•	we fail to observe or perform any other agreement or covenant contained in the junior subordinated debenture indenture in respect of that series of junior subordinated debentures for 90 days after the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of that series of junior subordinated debentures provides written notice to us; or

•	certain events in bankruptcy, insolvency or reorganization of FPIC.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee in respect of the junior subordinated debentures. The junior subordinated debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of any series may declare the principal of and any accrued interest on the junior subordinated debentures due and payable immediately upon a junior subordinated debenture event of default, except that a junior subordinated debenture event of default referred to in the last bullet point above will result in the immediate acceleration of the junior subordinated debentures. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may annul the declaration and waive the default in respect of the junior subordinated debentures if the default, other than the non-payment of the principal and interest of the junior subordinated debentures which has become due solely by the acceleration, has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debenture trustee.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may, on behalf of the holders of all of the junior subordinated debentures of the series, waive any past default, except (1) a default in the payment of the principal of or premium, if any, or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest, and premium, if any, and principal due otherwise than by acceleration has been deposited with the junior subordinated debenture trustee, or (2) a default in respect of a covenant or provision which under the junior subordinated debenture indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

The following applies only in the event that junior subordinated debentures are held by a Trust.

To the extent any action under the junior subordinated debenture indenture is entitled to be taken by the holders of at least a specified percentage of junior subordinated debentures, holders of the corresponding trust preferred securities may take action if the action is not taken by the property trustee of the Trust that issued such trust preferred securities. Notwithstanding the foregoing, a holder of the related trust preferred securities may institute a direct action if a junior subordinated debenture event of default has occurred and is continuing and is attributable either to (1) the failure of FPIC to pay the principal of or premium, if any, on or interest on the junior subordinated debentures on the due date or (2) the failure by FPIC to deliver the required securities or other rights upon an appropriate conversion or exchange right election, if any. A “direct action” is a legal proceeding directly against FPIC for enforcement of payment to the holder of the principal of or premium, if any, or interest on the junior subordinated debentures having a principal amount equal to the liquidation amount of the trust preferred securities held by the holder or for enforcement of the conversion or exchange rights, as the case may be. FPIC may not amend the junior subordinated debenture indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding. If the right to bring a direct action is removed, the Trust or Trusts whose trust preferred securities are outstanding may become subject to the reporting obligations under the Securities Exchange Act. Notwithstanding any payments made to a holder of trust preferred securities by FPIC in connection with a direct action, FPIC will remain obligated to pay the principal of and premium, if any, and interest on the related junior subordinated debentures, and FPIC will be subrogated to the rights of the holder of the trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by FPIC to the holder in any direct action.

The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debentures unless an event of default has occurred and is continuing under the trust agreement. See “Description of Trust Preferred Securities — Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and other Transactions

FPIC will not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person will consolidate with or merge into FPIC or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to FPIC, unless:

•	in case FPIC consolidates with or merges into another person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States, any state of the United States or the District of Columbia, and the successor person expressly assumes FPIC’s obligations under the junior subordinated debentures and the guarantees of the trust preferred securities of the Trusts;

•	immediately after giving effect to the consolidation or merger, no junior subordinated debenture event of default, and no event which, after notice or lapse of time or both, would become a junior subordinated debenture event of default, will have occurred and be continuing; and

•	other conditions as prescribed in the junior subordinated debenture indenture are met.

Satisfaction and Discharge

The junior subordinated debenture indenture will cease to be of further effect, except as to our obligations to pay all other sums due under the junior subordinated debenture indenture and to provide the officers’ certificates and opinions of counsel described in that indenture, and we will be deemed to have satisfied and discharged the junior subordinated debenture indenture, when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at maturity or upon redemption within one year; and

•	FPIC deposits or causes to be deposited with the junior subordinated debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the stated maturity of the junior subordinated debentures, as the case may be.

Subordination

The junior subordinated debentures will rank subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debenture indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of FPIC, the holders of senior indebtedness will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of these debentures.

In the event of the acceleration of the maturity of junior subordinated debentures, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of the senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the junior subordinated debentures.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if (1) there has occurred and is continuing a default in any payment with respect to senior indebtedness, (2) any applicable grace period with respect to the default on the senior indebtedness has ended and the default has not been cured or waived or ceased to exist, (3) an event of default with respect to any senior indebtedness results in the acceleration of the maturity thereof, or (4) any judicial proceeding is pending with respect to any default.

“Indebtedness,” for purposes of the sections “Description of the Junior Subordinated Debentures” and “Description of Guarantees,” and the junior subordinated debenture indenture, means:

(1) every obligation of FPIC for money borrowed;

(2) indebtedness for borrowed money or for the unpaid purchase price of real or personal property of, or guaranteed by, FPIC, other than accounts payable arising in the ordinary course of business payable on terms customary in the trade;

(3) indebtedness secured by any mortgage, lien, pledge, security interest or encumbrance of any kind or payable out of the proceeds from property;

(4) indebtedness which is evidenced by mortgages, notes, bonds, securities, acceptances or other instruments;

(5) indebtedness which must be capitalized as liabilities under generally accepted accounting principles;

(6) liabilities under interest rate swap, exchange, collar or cap agreements and all other agreements or arrangements designed to protect against fluctuations in interest rates or currency exchange rates;

(7) guarantees and endorsements of obligations of others, directly or indirectly, and all other repurchase agreements and indebtedness in effect guaranteed through an agreement, contingent or otherwise, to purchase that indebtedness, or to purchase or sell property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owner of the indebtedness against loss, or to supply funds to or in any manner invest in the debtor, or otherwise to assure a creditor against loss (but excluding guarantees and endorsements of notes, bills and checks made in the ordinary course of business);

(8) all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business to the extent these letters of credit are not drawn upon;

(9) every obligation of the type referred to in clauses (1) through (8) of another person and all dividends of another person the payment of which, in either case, FPIC has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise;

(10) obligations of the type referred to in clauses (1) through (9) of another person secured by any lien on any property or asset of FPIC, whether or not the obligation is assumed by FPIC; and

(11) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the foregoing obligations.

“Indebtedness ranking equally with the junior subordinated debentures,” for purposes of the sections “Description of the Junior Subordinated Debentures” and “Description of Guarantees,” and the junior subordinated debenture indenture, means:

•	indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, to the extent the indebtedness specifically by its terms ranks equally with and not prior to the junior subordinated debentures in the right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of FPIC; and

•	all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of the trust, partnership or other entity affiliated with FPIC that is a financing vehicle of FPIC in connection with the issuance by that financing vehicle of equity securities or other securities guaranteed by FPIC pursuant to an instrument that ranks equally with or junior in right of payment to the guarantee.

The securing of any indebtedness otherwise constituting indebtedness ranking equally with the junior subordinated debentures will not prevent the indebtedness from constituting indebtedness ranking equally with the junior subordinated debentures.

“Indebtedness ranking junior to the junior subordinated debentures,” for purposes of the sections “Description of the Junior Subordinated Debentures” and “Description of Guarantees,” and the junior subordinated debenture indenture, means any indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, to the extent the indebtedness by its terms ranks junior to and not equally with or prior to the junior subordinated debentures in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of FPIC. The securing of any indebtedness otherwise constituting indebtedness ranking junior to the junior subordinated debentures will not prevent the indebtedness from constituting indebtedness ranking junior to the junior subordinated debentures.

“Senior indebtedness,” for purposes of the sections “Description of the Junior Subordinated Debentures” and “Description of Guarantees,” and the junior subordinated debenture indenture, means all indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, except indebtedness ranking equally with the junior subordinated debentures or indebtedness ranking junior to the junior subordinated debentures.

Governing Law

The junior subordinated debenture indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Junior Subordinated Debenture Trustee

The junior subordinated debenture trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the junior subordinated debenture trustee will not be under any obligation to exercise any of the powers vested in it by the junior subordinated debenture indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by the holder against the costs, expenses and liabilities which might be incurred thereby. The junior subordinated debenture trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the junior subordinated debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our common stock, preferred stock or debt securities or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will contain a description of the following terms:

(1) the title of the warrants;

(2) the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

(3) the designation and terms of the underlying warrant securities, if any, with which the warrants are to be issued and the number of warrants issued with each underlying warrant security;

(4) the price or prices at which the warrants will be issued;

(5) the aggregate number of warrants;

(6) any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

(7) the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

(8) if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

(9) if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

(10) the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

(11) the currency or currencies (including composite currencies), and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

(12) the maximum or minimum number of warrants which may be exercised at any time;

(13) information with respect to book-entry procedures, if any; and

(14) any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

The shares of common or preferred stock issuable upon exercise of the applicable warrants will, when issued in accordance with the applicable warrant agreement, be fully paid and nonassessable. This means that the shares will be paid for in full at the time they are issued, and, once they are paid for in full, there will be no further liability for further assessments or taxation.

Exercise of Warrants

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the shares of common stock, shares of preferred stock or amount or number of debt securities, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants as set forth in the prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the underlying securities subject to the warrants, including:

•	in the case of warrants for the purchase of shares of common stock or shares of preferred stock, the right to vote or to receive any payments of dividends on the shares of common stock or preferred stock purchasable upon exercise; or

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Antidilution and Other Provisions

The exercise price payable, the number of shares of common or preferred stock purchasable upon the exercise of each applicable warrant and the number of applicable warrants outstanding are subject to adjustment if specified events occur. These events include:

•	the issuance of a stock dividend to holders of shares of common or preferred stock; and

•	a combination, subdivision or reclassification of shares of common or preferred stock.

In lieu of adjusting the number of shares of common or preferred stock purchasable upon exercise of each applicable warrant, FPIC may elect to adjust the number of warrants. No adjustment in the number of shares purchasable upon exercise of the warrants will be required until cumulative adjustments require an adjustment of at least 1% in the number of shares purchasable. FPIC may also, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of applicable warrants, but FPIC will pay the cash value of fractional shares otherwise issuable. Notwithstanding the preceding sentences, in case of any consolidation, merger, or sale or conveyance of FPIC’s property as an entirety or substantially as an entirety, each warrant holder shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common or preferred stock into which the applicable warrants were exercisable immediately prior to this event.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The descriptions of the trust preferred securities and the trust agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the trust preferred securities and portions of the amended and restated agreements. These descriptions do not restate those documents in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the form of trust agreement itself for a full description of the trust preferred securities, because it, and not the summaries, defines your rights as holders of the trust preferred securities. For more information, please review the form of the trust agreement and trust securities filed as an exhibit to the registration statement that includes this prospectus. The following summary of certain terms and provisions of the trust preferred securities and the trust agreement is subject to, and is qualified in its entirety by reference to, all of the provisions of the trust preferred securities and the trust agreement, including the definitions of certain terms, and those made a part of the trust agreement by the Trust Indenture Act.

General

The trust preferred securities may be issued from time to time in one or more series. The particular terms of the trust preferred securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such securities will be outlined in the applicable prospectus supplement, it being expressly understood that the particular terms may amend, differ from or exclude those set forth herein.

Each Trust may issue, from time to time, one series of trust preferred securities having terms, including distributions, redemption, voting and liquidation rights, and restrictions that are established by the administrative trustees in accordance with the trust agreement or that are otherwise set forth in the trust agreement of such Trust. The terms of the trust common securities issued by each Trust will be substantially identical to the terms of the preferred securities issued by such Trust. The trust common securities of a Trust will rank equally, and payments will be made proportionately, with the preferred securities of such Trust. However, if an event of default under the trust agreement of such Trust has occurred and is continuing, the cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinated to the preferred securities in right of payment. The trust common securities will also carry the right to vote and to appoint, remove or replace any of the trustees of such Trust. FPIC will own, directly or indirectly, all of the trust common securities of each Trust.

The trust preferred securities issued by a Trust will represent preferred undivided beneficial interests in such Trust. The holders of the trust preferred securities of a Trust will be entitled to a preference over the trust common securities of such Trust with respect to the payment of distributions and amounts payable on redemption of the trust preferred securities or the liquidation of such Trust under the circumstances described under “Subordination of Trust Common Securities.” The term “trust securities” as used in this prospectus collectively means the trust common securities and the trust preferred securities of a Trust. The trust agreement is qualified as an indenture under the Trust Indenture Act, and each Trust’s trust agreement is subject to, and governed by, the Trust Indenture Act.

A Trust that offers preferred trust securities will describe the specific terms of the trust preferred securities it is offering in the applicable prospectus supplement, including the following:

(1) the specific designation, number and purchase price of the trust preferred securities;

(2) the annual distribution rate, or method of calculation of the distribution rate, for the trust preferred securities and, whether such distributions will be cumulative and, if so, the dates from which and upon which distributions will accumulate and be payable and the record dates;

(3) whether distributions on the trust preferred securities may be deferred and, if so, the maximum number of distributions that may be deferred, the maximum extension period and the other terms and conditions of such deferrals;

(4) the liquidation amount per trust preferred security which will be paid out of the assets of such Trust to the holders upon voluntary or involuntary dissolution, winding-up and liquidation of such Trust;

(5) the obligation or right, if any, of such Trust to purchase or redeem its trust preferred securities, whether pursuant to a sinking fund or otherwise, and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, such Trust will or may purchase or redeem, in whole or in part, the trust preferred securities pursuant to its obligation or right to purchase or redeem;

(6) the terms and conditions, if any, upon which the trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into common stock or other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, the initial conversion or exchange price or rate per trust preferred security, the date or dates on which or period or periods within which the conversion or exchange may be effected and whether such Trust will have the option to convert such trust preferred securities into cash;

(7) if applicable, any securities exchange upon which the trust preferred securities will be listed;

(8) the voting rights, if any, of the trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the trust agreement;

(9) the terms and conditions, if any, upon which junior subordinated debentures held by such Trust may be distributed to holders of preferred securities;

(10) the obligation or right, if any, of FPIC or any other party to liquidate that Trust and any terms and conditions of such liquidation;

(11) if applicable, a description of any remarketing, auction or other similar arrangements;

(12) the title or designation and terms of any securities with which the preferred securities are issued as a unit;

(13) whether the trust preferred securities will or may be represented by one or more global certificates;

(14) whether the trust preferred securities are issuable in book-entry only form and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and

(15) any other rights, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement or with applicable law.

Each Trust offering trust preferred securities will also describe certain material U.S. federal income tax considerations applicable to such trust preferred securities in the applicable prospectus supplement.

The trust preferred securities of each Trust will rank equally, and payments will be made on the trust preferred securities equally, with the trust common securities of such Trust except as described under “Subordination of Trust Common Securities.” Each Trust will use the proceeds from the sale of trust preferred securities and trust common securities to purchase an aggregate principal amount of junior subordinated debentures of FPIC equal to the aggregate liquidation amount of the trust preferred securities and trust common securities. The property trustee of each Trust will hold legal title to the junior subordinated debentures for the benefit of the holders of the related trust securities. In addition, FPIC will execute a guarantee for the benefit of the holders of the related trust preferred securities. The guarantees will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the Trusts when they do not have funds or other property legally available for payment. See “Description of Guarantees.”

The revenue of each Trust available for distribution to holders of its trust preferred securities will be limited to payments under the related junior subordinated debentures of FPIC. If FPIC fails to make a required payment in respect of those junior subordinated debentures, the relevant Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities.

Deferral of Distributions

So long as no junior subordinated debenture event of default has occurred and is continuing, we will have the right under the junior subordinated debenture indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time for up to the maximum extension period specified in the applicable prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of the junior subordinated debentures. If we elect to exercise our right to defer such payment of interest, the relevant Trust will defer distributions on the related trust preferred securities during any extension period. Distributions to which holders of the trust preferred securities are entitled during any extension period will continue to accumulate additional distributions specified in the applicable prospectus supplement, but the additional distributions may not exceed the interest rate accruing on the related junior subordinated debentures. We have no current intention to exercise our right to defer payments of interest on the junior subordinated debentures we may issue and, accordingly, to defer distributions on the related trust preferred securities.

Redemption

Upon the repayment at the stated maturity or redemption, in whole or in part, before the stated maturity of the junior subordinated debentures, the property trustee of the relevant Trust will apply the proceeds from the repayment or redemption to redeem an aggregate liquidation amount of the trust securities issued by such Trust equal to the aggregate principal amount of the junior subordinated debentures so repaid or redeemed, upon not less than 30 nor more than 60 days’ prior written notice, at a redemption price equal to the aggregate liquidation amount plus accumulated distributions to the redemption date. The relevant Trust will redeem its trust securities and pay the applicable redemption price on the redemption date only to the extent that it has funds legally available for the payment thereof. See “Subordination of Trust Common Securities.”

If FPIC redeems less than all of the junior subordinated debentures issued to a Trust before the stated maturity of the junior subordinated debentures, then such Trust will use the proceeds of the redemption to redeem the related trust securities proportionately between its trust preferred securities and trust common securities except as described under “Subordination of Trust Common Securities.” If such Trust redeems less than all of the trust preferred securities held in book-entry form, if any, it will redeem its trust preferred securities in accordance with the procedures of The Depository Trust Company, also known as DTC. See “Global Trust Preferred Securities.”

Redemption Procedures

Unless otherwise provided in the relevant trust agreement and described in the applicable prospectus supplement, if a Trust gives a notice of redemption in respect of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available:

•	with respect to trust preferred securities held by DTC or its nominee, the property trustee will deposit, or cause the paying agent for the trust preferred securities to deposit, irrevocably with DTC, funds sufficient to pay the applicable redemption price; and

•	with respect to trust preferred securities held in certificated form, the property trustee will irrevocably deposit with the paying agent, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities.

If the relevant Trust has given a notice of redemption and has deposited funds irrevocably as required, then, upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of the holders to receive the applicable redemption price, but without interest thereon, and the trust preferred securities will cease to be outstanding. In the event that any redemption date is not a business day, then the relevant Trust will pay the applicable redemption price payable on that date on the next succeeding day that is a business day, and without any interest or other payment in respect of any delay, with the same force and effect as if made on that date. In the event that a Trust or FPIC improperly withholds payment or refuses to pay and has not paid the applicable redemption price under the guarantee as described under “Description of Guarantees”:

•	distributions on the related trust preferred securities will continue to accumulate from the redemption date originally established by such Trust to the date the applicable redemption price is actually paid; and

•	the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

Subject to applicable law, including, without limitation, U.S. federal securities law, FPIC or its subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Liquidation of the Trusts and Distribution of Junior Subordinated Debentures

FPIC will have the right at any time to dissolve each Trust and cause the related junior subordinated debentures to be distributed to the holders of the trust securities of such Trust in liquidation of such Trust after satisfaction of liabilities to creditors of such Trust as required by applicable law. Unless otherwise stated in a Trust’s trust agreement and described in the applicable prospectus supplement, this right to dissolve will be subject to FPIC having received an opinion of counsel to the effect that the distribution will not be a taxable event to holders of the trust preferred securities of such Trust.

Each Trust will automatically dissolve upon the first to occur of:

(1) certain events of bankruptcy, dissolution or liquidation of FPIC;

(2) the distribution of the related junior subordinated debentures to the holders of the trust securities of such Trust, if FPIC, as sponsor, has given written direction to the property trustee to dissolve such Trust, which direction is optional and, except as described above, wholly within the discretion of FPIC, as sponsor;

(3) the conversion, exchange or redemption of all of the trust securities of such Trust;

(4) expiration of the term of such Trust; and

(5) the entry of an order for the dissolution of such Trust by a court of competent jurisdiction.

If a dissolution occurs as described in clause (1), (2), (4) or (5) above, the trustees of the dissolved Trust will liquidate such Trust as expeditiously as they determine to be possible by distributing, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, to the holders of the trust securities the related junior subordinated debentures. If the property trustee determines that the distribution is not practicable, the holders of the trust securities will be entitled to receive out of the assets of such Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of such Trust as provided by applicable law, a liquidation distribution, which is an amount equal to the aggregate of the liquidation amount per trust security specified in the applicable prospectus supplement plus accumulated distributions thereon to the date of payment. If the dissolved Trust can only pay the liquidation distribution in part because it has insufficient assets legally available to pay in full the aggregate liquidation distribution, then it will pay amounts on its trust securities proportionately, except that if a junior subordinated debenture event of default has occurred and is continuing, the trust preferred securities of such Trust will have a priority over its trust common securities in respect of liquidation distributions. See “Subordination of Trust Common Securities.”

After a date is fixed for any distribution of junior subordinated debentures to holders of the related trust securities:

(1) the trust securities will no longer be deemed to be outstanding;

(2) each registered global certificate, if any, representing the trust securities will be exchanged for a registered global certificate representing the junior subordinated debentures to be delivered upon distribution; and

(3) any trust securities in certificated form will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities, and bearing accrued interest in an amount equal to the accumulated distributions on the trust securities until certificates are presented to the administrative trustees or their agent for cancellation, whereupon FPIC will issue to the holder, and the junior subordinated debenture trustee will authenticate, junior subordinated debentures in certificated form.

There can be no assurance as to the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for the trust preferred securities if a dissolution and liquidation of a Trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the junior subordinated debentures that the investor may receive on dissolution and liquidation of a Trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Subordination of Trust Common Securities

Each Trust that issues trust securities will pay distributions on, and the applicable redemption price of, the trust securities equally among its trust preferred securities and its trust common securities based on their respective liquidation amounts. However, if on any distribution date, redemption date, conversion or exchange date, or upon liquidation, a junior subordinated debenture event of default or any other event of default under the trust agreement has occurred and is continuing, the relevant Trust will not pay any distribution on, or applicable redemption price of, or convert or exchange any of its trust common securities, and will not make any other payment on account of the redemption, liquidation, conversion, exchange or other acquisition of its trust common securities, unless payment in full in cash of all accumulated distributions on all of its outstanding trust preferred securities for all distribution periods terminating on or before the redemption, liquidation, conversion, exchange or other acquisition, or in the case of payment of the applicable redemption or repayment price, the full amount of the redemption price, has been made or provided for and, in the case of conversion or exchange, the trust preferred securities have been converted or exchanged in full and other amounts payable have been paid. The property trustee of such Trust will apply all available funds first to the payment in full in cash of all distributions on, or applicable redemption price of, the trust preferred securities then due and payable.

Upon the occurrence and continuance of an event of default under a Trust’s trust agreement, FPIC, as the holder of the trust common securities of such Trust, will be deemed to have waived any right to act with respect to that event of default until the effect of the event of default has been cured, waived or otherwise eliminated. Until any event of default has been so cured, waived or otherwise eliminated, the property trustee of such Trust will act solely on behalf of the holders of the trust preferred securities of such Trust and not on behalf of FPIC as the trust common securities holder, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

The occurrence of a junior subordinated debenture event of default, as described under “Description of Junior Subordinated Debentures — Junior Subordinated Debenture Events of Default,” or under any assets held by a Trust, will constitute an event of default under the trust agreement for each Trust, unless otherwise provided in the trust agreement for such Trust and described in the applicable prospectus supplement. Within the time period specified in each trust agreement, the property trustee will transmit notice of an event of default of which it has actual knowledge to the holders of the trust preferred securities of the relevant Trust, the administrative trustees of such Trust and FPIC, as sponsor, unless the event of default has been cured or waived.

For a discussion of the limited circumstances in which holders of trust preferred securities may bring a direct action against FPIC, see “Description of Junior Subordinated Debentures Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

Removal of Trustees

Unless a junior subordinated debenture event of default has occurred and is continuing, FPIC, as the holder of trust common securities of each Trust, may remove the trustees at any time. If a junior subordinated debenture event of default has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities of such Trust may remove the property trustee and the Delaware trustee at such time. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in FPIC as the trust common securities holder. No resignation or removal of a trustee, and no appointment of a successor trustee, will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of that trustee, will be the successor of that trustee under the trust agreement, provided that person is otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trusts

Each Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under “Liquidation of the Trusts and Distribution of Junior Subordinated Debentures.” Each Trust may, at the request of FPIC, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, the Delaware trustee or the property trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state of the United States; provided, that:

(1) the successor entity either:

•	expressly assumes all of the obligations of such Trust with respect to the trust securities of such Trust; or

•	substitutes for the trust securities of such Trust successor securities, which are securities having substantially the same terms as the trust securities of such Trust, so long as the successor securities rank the same as such trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

(2) FPIC expressly appoints a trustee of the successor entity possessing the same powers and duties as the property trustee with respect to the related junior subordinated debentures;

(3) the successor securities are listed, or any successor securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the trust securities of such Trust are then listed, if any;

(4) the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the rating of the trust preferred securities, including any successor securities, of such Trust or the related junior subordinated debentures to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;

(5) the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Trust in any material respect, other than any dilution of the holders’ interests in the new entity;

(6) the successor entity has a purpose substantially identical to that of such Trust;

(7) prior to the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, FPIC has received an opinion from independent counsel to such Trust experienced in these matters to the effect that:

•	the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of such Trust in any material respect, other than any dilution of the holders’ interests in the new entity;

•	following the merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, such Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes; and

(8) FPIC or any permitted successor or assignee directly or indirectly owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, no Trust will, except with the consent of each holder of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause such Trust or the successor entity not to be classified as a grantor trust for U.S. federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

Except as provided below and under “Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trusts” and “Description of Guarantees — Amendments and Assignment” and as otherwise required by law and the trust agreement, the holders of trust preferred securities will have no voting rights.

FPIC, the property trustee and the administrative trustees may amend from time to time the trust agreement of each Trust, without the consent of the holders of the trust securities of such Trust:

(1) to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement, provided that the modification will not adversely affect in any material respect the interests of the holders of the trust securities; or

(2) to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that such Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure that such Trust will not be required to register as an investment company under the Investment Company Act.

Subject to the immediately preceding paragraph, the trustees and FPIC may amend from time to time the trust agreement of each Trust:

•	with the consent of holders of a majority in liquidation amount of the outstanding trust securities of such Trust; and

•	upon receipt by the trustees, other than the administrative trustees, of an opinion of nationally recognized counsel experienced in these matters to the effect that the amendment or the exercise of any power granted to such trustees in accordance with the amendment will not affect such Trust’s status as a grantor trust for U.S. federal income tax purposes or such Trust’s exemption from status as an investment company under the Investment Company Act.

However, without the consent of each holder of such trust securities, the trust agreement of a Trust may not be amended to:

•	change the distribution rate, or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;

•	change the purpose of such Trust;

•	authorize the issuance of any additional beneficial interests in such Trust;

•	change the conversion, exchange or redemption provisions of such trust securities;

•	change the conditions precedent for FPIC to elect to dissolve such Trust and distribute the related junior subordinated debentures to the holders of such trust securities;

•	change the liquidation distribution or other provisions of such trust securities relating to the distribution of amounts payable upon the dissolution and liquidation of such Trust;

•	affect the limited liability of any holder of the trust securities; or

•	restrict the right of a holder of such trust securities to institute suit for the enforcement of any required payment on or after the due date therefore or for the conversion or exchange of the trust securities in accordance with their terms.

So long as the property trustee holds any junior subordinated debentures, the trustees will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated debenture trustee, or execute any trust or power conferred on the property trustee, with respect to the junior subordinated debentures;

•	waive certain past defaults under the junior subordinated debenture indenture;

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the junior subordinated debentures; or

•	consent to any amendment, modification or termination of the junior subordinated debenture indenture or the junior subordinated debentures, where consent will be required,

without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of such Trust. However, where a consent under the junior subordinated debenture indenture would require the consent of each holder of junior subordinated debentures affected thereby, the property trustee will not consent without the prior approval of each holder of the related trust preferred securities.

The trustees will not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the related junior subordinated debentures. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions, the trustees other than the administrative trustees will obtain an opinion of nationally recognized counsel experienced in these matters to the effect that such Trust will continue to be classified as a grantor trust for U.S. federal income tax purposes after taking any such action into account.

Any required approval of holders of trust preferred securities may be given at a meeting of the holders convened for this purpose or by written consent without prior notice. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by FPIC or any affiliate of FPIC will, for purposes of this vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

If specified in the applicable prospectus supplement, trust preferred securities may be represented by one or more global certificates deposited with, or on behalf of, DTC, or other depositary identified in the prospectus supplement, or a nominee of DTC or other depositary, in each case for credit to an account of a participant in DTC or other depositary. The identity of the depositary and the specific terms of the depositary arrangements with respect to the trust preferred securities to be represented by one or more global certificates to the extent not discussed under “Book-Entry Securities” will be described in the applicable prospectus supplement. However, unless otherwise specified in the applicable prospectus supplement, DTC will be the depositary and the depositary arrangements described in this prospectus with respect to the debt securities will apply to those trust preferred securities as well, except all references to FPIC shall include the Trusts and all references to the indentures will refer to the applicable trust agreement. See “Description of Debt Securities — Global Securities” and “Book-Entry Securities.”

Payment and Paying Agent

Payments in respect of any global certificate representing trust preferred securities will be made to Cede & Co. as nominee of DTC or other applicable depositary or its nominee, which will credit the relevant accounts at

DTC or other depositary on the applicable payment dates, while payments in respect of trust preferred securities in certificated form will be made by check mailed to the address of the holder entitled thereto as the address will appear on the register. The paying agent of each Trust will initially be the property trustee of such Trust and any co-paying agent chosen by the property trustee of such Trust and acceptable to the administrative trustees of such Trust and FPIC. The paying agent will be permitted to resign as paying agent upon 30 days’ prior written notice to the property trustee of the relevant Trust, the administrative trustees of the relevant Trust and FPIC. In the event that the property trustee will no longer be the paying agent, the administrative trustees of the relevant Trust will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees of the relevant Trust and FPIC, to act as paying agent.

Registrar and Transfer Agent

The property trustee of each Trust will act as registrar and transfer agent for the trust preferred securities of such Trust. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of each Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trusts will not be required to register or cause to be registered the transfer of their trust preferred securities after such securities have been converted, exchanged, redeemed or called for redemption.

Information Concerning the Property Trustees

The property trustee of each Trust, other than during the occurrence and continuance of an event of default under the trust agreement, will undertake to perform only the duties that are specifically set forth in the trust agreement of such Trust and, during the continuance of that event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of the related trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of trust preferred securities or trust common securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by FPIC and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the related trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Governing Law

The trust agreements of the Trusts and their trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The administrative trustees of each Trust are authorized and directed to conduct the affairs of and to operate each Trust in such a way that:

•	such Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

•	such Trust will be classified as a grantor trust for U.S. federal income tax purposes; and

•	the related junior subordinated debentures will be treated as indebtedness of FPIC for U.S. federal income tax purposes.

FPIC and the administrative trustees of each Trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement of such Trust, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as that action does not materially adversely affect the interests of the holders of the related trust securities.

Holders of trust preferred securities will not have any preemptive or similar rights.

No Trust may borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF GUARANTEES

FPIC will execute and deliver a guarantee concurrently with the issuance by each Trust of its trust preferred securities for the benefit of the holders from time to time of the trust preferred securities of such Trust. Each guarantee will be held for benefit of the holders of the trust preferred securities of the relevant Trust by a guarantee trustee. FPIC has qualified each guarantee as an indenture under the Trust Indenture Act, and each guarantee is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the guarantees, including the definitions of terms, and those made a part of the guarantees by the Trust Indenture Act. The terms of each guarantee will be set forth in the guarantee and will include the terms made part of the guarantee by the Trust Indenture Act. The descriptions of the guarantees herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the form of guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, each of which is filed as an exhibit to the registration statement that includes this prospectus, because those documents, and not the summaries, define your rights as holders of trust preferred securities to which a guarantee applies.

General

Unless otherwise specified in the applicable prospectus supplement, FPIC will irrevocably agree to pay in full on a subordinated basis, to the extent set forth in each guaranty, the guarantee payments to the holders of the related trust preferred securities of the relevant Trust, as and when due, except to the extent paid by such Trust, regardless of any defense, right of set-off or counterclaim that such Trust may have or assert other than the defense of payment. The following payments constitute guarantee payments with respect to trust preferred securities and, to the extent not paid by or on behalf of the relevant Trust, will be subject to the guarantee:

(1) any accumulated and unpaid distributions required to be paid on the trust preferred securities, to the extent that such Trust has funds legally available therefore at such time;

(2) the applicable redemption or repayment price and all accrued and unpaid distributions to the date of redemption or repayment with respect to the trust preferred securities called for redemption, to the extent that such Trust has funds legally available therefore at such time; and

(3) upon a voluntary or involuntary dissolution, winding-up or liquidation of such Trust, other than in connection with the distribution of the related junior subordinated debentures to holders of the trust preferred securities or the redemption, repayment, conversion or exchange of the trust preferred securities, the lesser of:

•	the amounts due upon the dissolution and liquidation of such Trust, to the extent that such Trust has funds legally available therefore at the time; and

•	the amount of assets of such Trust remaining available for distribution to holders of its trust preferred securities after satisfaction of liabilities to creditors of such Trust as required by applicable law.

The guarantees will be guarantees on a subordinated basis (as described under “— Ranking” below) of the relevant Trust’s obligations under its trust preferred securities but will apply only to the extent that the relevant

Trust has funds sufficient to make the payments. If we do not make interest payments on the corresponding junior subordinated debentures held by a Trust, we expect that such Trust will not pay distributions on its trust preferred securities and will not have funds legally available for such payments.

FPIC’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by FPIC to the holders of the trust preferred securities entitled to those payments or by causing the relevant Trust to pay those amounts to the holders.

If the trust preferred securities are exchangeable or convertible into other securities, we will also irrevocably agree to cause the applicable Trust to deliver to holders of those trust preferred securities those other securities in accordance with the applicable exchange or conversion provisions.

FPIC will, through the guarantee, the trust agreement, the related junior subordinated debentures and the junior subordinated debenture indenture, taken together, fully, irrevocably and unconditionally guarantee all of each Trust’s obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each Trust’s obligations under its trust preferred securities.

Ranking

Each guarantee will constitute an unsecured obligation of FPIC and will rank:

(1) subordinate and junior in right of payment to all other liabilities of FPIC, including the senior debt securities, the senior subordinated debt securities and the junior subordinated debentures, except those made equal or subordinate by their terms; and

(2) senior to all capital stock now or hereafter issued by FPIC and to any guarantee now or hereafter entered into by FPIC in respect of any of its capital stock. The trust agreement provides that each holder of trust preferred securities by acceptance of the trust preferred securities agrees to the subordination provisions and other terms of the related guarantee. The guarantee in respect of the preferred trust securities of each Trust will rank equally with all other guarantees issued or to be issued by FPIC with respect to the trust preferred trust securities of the other Trusts and the securities of other trusts similar to the Trusts.

The guarantees will not limit the amount of secured or unsecured debt, including senior indebtedness under the junior subordinated debenture indenture, that may be incurred by FPIC or any of its subsidiaries.

Guarantee of Payment

Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against FPIC to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. A guarantee will not be discharged except by payment of the related guarantee payments in full to the extent not paid by the relevant Trust or upon distribution of the related junior subordinated debentures to the holders of its trust preferred securities.

Certain Covenants of FPIC

In general, we will covenant in each guarantee that, so long as any trust preferred securities remain outstanding, if:

•	any event has occurred that, to our actual knowledge, is an event of default under the indenture regarding the applicable series of junior subordinated debentures and we have not taken reasonable steps to cure that event of default;

•	we are in default regarding our payment of any obligations under the related guarantee; or

•	we have given notice of our election to exercise our right to begin or extend an extension period for deferral of interest payments on the junior subordinated debentures, as described under the caption “Description of Junior Subordinated Debentures — Option to Extend Interest Payment Date” and we have not rescinded that notice and the extension period or any extension thereof has commenced and is continuing;

then we will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock;

•	make any payment of principal of, or premium, if any, or interest on, or repay, repurchase or redeem, any of our debt securities, including our other junior subordinated debentures, that rank equally with or junior in right of payment to the junior subordinated debentures; or

•	make any guarantee payments with respect to any guarantee by us of the debt securities of any of our subsidiaries if such guarantee ranks equally with or junior in right of payment to these junior subordinated debentures.

However, we may do the following at any time:

(a) declare and pay dividends or make distributions payable in shares of our common stock or in options, warrants or rights to subscribe for or purchase shares of our common stock;

(b) make payments under the guarantee;

(c) declare and pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under any such plan in the future, or redeem or repurchase any rights issued pursuant to such a plan;

(d) purchase or acquire common stock related to the issuance of common stock or rights, or in connection with the satisfaction of our obligations under, any of our benefit plans for our directors, officers, consultants or employees or under any of our dividend reinvestment plans;

(e) carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; and

(f) purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Amendments and Assignment

Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities of a Trust, in which case no approval will be required, the guarantee of such trust preferred securities may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding trust preferred securities of such Trust. The manner of obtaining any approval will be as set forth under “Description of Trust Preferred Securities — Voting Rights; Amendment of a Trust Agreement.” All guarantees and agreements contained in a guarantee will bind the successors, assigns, receivers, trustees and representatives of FPIC and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

An event of default under a guarantee will occur upon the failure of FPIC to perform any of its payment or other obligations under the guarantee, provided that, except with respect to a default in respect of any guarantee payment, FPIC has received notice of the default and has not cured the default within 90 days of receipt of a notice of default. The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce a guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against FPIC to enforce its rights under the guarantee without first instituting a legal proceeding against the relevant Trust, the guarantee trustee or any other person or entity.

Termination

A guarantee will terminate and be of no further force and effect upon full payment of the applicable redemption price of the related trust preferred securities, upon full payment of all amounts due upon the dissolution and liquidation of the relevant Trust or upon the conversion or exchange of all of the related trust preferred securities, whether upon distribution of junior subordinated debentures to the holders of such trust preferred securities or otherwise. A guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Governing Law

The guarantees will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by FPIC in performance of a guarantee, will undertake to perform only the duties as are specifically set forth in the relevant guarantee and, during the continuance of that default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the guarantee trustee will not be under any obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of the related trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Limited Purpose of the Trusts

The trust preferred securities issued by a Trust will represent preferred beneficial interests in such Trust. Each Trust exists for the sole purpose of issuing and selling its trust securities, using the proceeds from the sale of its trust securities to acquire the related junior subordinated debentures of FPIC and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Dissolution

Unless the junior subordinated debentures are distributed to holders of the related trust securities, upon any voluntary or involuntary dissolution and liquidation of a Trust, after satisfaction of the liabilities of creditors of such Trust as required by applicable law, the holders of the trust securities of such Trust will be entitled to receive, out of assets held by such Trust, the liquidation distribution in cash. See “Description of Trust Preferred Securities — Liquidation of the Trusts and Distribution of Junior Subordinated Debentures.” Upon any voluntary or involuntary liquidation or bankruptcy of FPIC, the property trustee of a Trust that has issued preferred trust securities, as holder of the related junior subordinated debentures, would be a creditor of FPIC, subordinated in right of payment to all senior indebtedness under the junior subordinated debenture indenture, but entitled to receive payment in full of principal and premium, if any, and interest in respect of such junior subordinated debentures, before any stockholders of FPIC receive payments or distributions.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from FPIC, and obligating FPIC to sell to the holders, a number of shares of our common stock, preferred stock or depositary shares, debt securities or warrants, or trust preferred securities of one or more of the Trusts, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include common stock, preferred stock, depositary shares, debt securities or warrants of FPIC, trust preferred securities of one or more of the Trusts, or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.

The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depositary arrangements.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the purchase contracts. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

PLAN OF DISTRIBUTION

FPIC and the Trusts may sell the offered securities:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	directly to FPIC’s stockholders; or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to FPIC and/or the relevant Trust from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

FPIC and each Trust may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

FPIC and each Trust may directly solicit offers to purchase offered securities. Agents designated by FPIC and/or a Trust from time to time may also solicit offers to purchase offered securities. Any agent designated by FPIC and/or a Trust, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by FPIC and/or a Trust to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, FPIC and/or the relevant Trust will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, FPIC and the relevant Trust (if any) will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from FPIC and/or the relevant Trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, FPIC and/or the relevant Trust will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from FPIC and/or the relevant Trust at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities must not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•	if the offered securities are also being sold to underwriters, FPIC and/or the relevant Trust will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

This prospectus and the applicable prospectus supplement, as amended or supplemented, may be used in connection with the early settlement of purchase contracts and in connection with the remarketing of securities by or through a remarketing firm acting as a principal or agent. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we or the relevant Trust may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or the relevant Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with FPIC and/or the relevant Trust, to indemnification by FPIC and/or the relevant Trust against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, FPIC in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is traded on the Nasdaq National Market. We or any of the Trusts may elect to list any other class or series of securities on any exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Neither we nor any of the Trusts can give any assurance as to the liquidity of the trading market for any of the securities.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Foley & Lardner LLP, Jacksonville, Florida. The validity of the securities issued by the Trusts and certain matters of Delaware law will be passed on for the Trusts by Richards, Layton & Finger, P.A., Delaware counsel to the Trusts. The validity of the securities under New York law will be passed upon for any underwriters or agents by Sidley Austin Brown & Wood LLP, New York, New York.

EXPERTS

PricewaterhouseCoopers LLP, an independent registered certified public accounting firm has audited our consolidated financial statements and schedules at December 31, 2003 and 2002, and for each of the three years in the period ended December 31, 2003, as set forth in their report dated March 9, 2004. We have incorporated by reference the consolidated financial statements and schedules in this prospectus and in the registration statement, of which this prospectus is a part, in reliance on PricewaterhouseCoopers LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the offering described in this Registration Statement:

SEC registration fee	$12,670
Printing and engraving costs	50,000
Legal fees and expenses	110,000
Blue sky fees and expenses	10,000
Accounting fees and expenses	100,000
Trustee’s fees and expenses	10,000
Rating agency fees	20,000
Miscellaneous expenses	25,000

TOTAL	$337,670

Item 15.	Indemnification of Directors and Officers

FPIC Insurance Group, Inc.’s officers and directors are and will be indemnified under Florida law, and the charter and by-laws of FPIC Insurance Group, Inc.

The Florida Business Corporation Act (the “Florida Act”), under which FPIC is organized, permits a Florida corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by, or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances.

Article X of FPIC’s Restated Articles of Incorporation provides that FPIC shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Florida Act. In addition, FPIC has entered into indemnification agreements with its directors and executive officers in which it has agreed to indemnify such persons to the fullest extent now or hereafter permitted by the Florida Act.

The Trusts’ trust agreements provide that no trustee, affiliate of any trustee or any officers, directors, stockholders, members, partners, employees, representatives or agents of any trustee or any employee or agent of the Trust or its affiliates, each referred to as an “indemnified person,” shall be liable, responsible or accountable in damages or otherwise to the Trust, or any officers, directors, stockholders, partners, members, employees, representatives or agents of the Trust or its affiliates or to any holders of trust preferred securities of the Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the indemnified person in good faith on behalf of such Trust and in a manner the indemnified person reasonably believed to be within the scope of the authority conferred on it by the trust agreement or by law, except that the indemnified person shall be liable for any loss, damage or claim incurred by reason of that indemnified person’s gross negligence (or, in the case of the property trustee of the Trust, negligence), bad faith or willful misconduct with respect to such acts or omissions. The trust agreements also provide that FPIC shall indemnify each administrative trustee, their affiliates, any officers, directors, shareholders, members, partners, employees, representatives or agents of any administrative trustee or any affiliate of any administrative trustee, or any officer, employee or agent of the Trust or its affiliates, each referred to as a “company indemnified person,” who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust), against expenses (including reasonable attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred if such company indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. FPIC will also indemnify any company indemnified person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor against expenses (including reasonable attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, except that no such indemnification shall be made if such company indemnified person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

The trust agreement further provides that expenses (including legal fees) incurred by a company indemnified person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall, from time to time, be advanced by FPIC prior to the final disposition of such action, suit or proceeding upon receipt by FPIC of an undertaking by the company indemnified person to repay such amount if it shall be determined that the company indemnified person is not entitled to be indemnified pursuant to the trust agreement. Notwithstanding the foregoing, no advance shall be made by FPIC if a determination is reasonably and promptly made, as provided in the trust agreement, that such person acted in bad faith or in a manner that such person did not believe to be in or opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such company indemnified person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made if the administrative trustees, independent legal counsel or common security holder reasonably determine, as provided in the trust agreement, that such person deliberately breached such person’s duty to the Trust or its common or trust preferred security holders.

The trust agreements also provide that FPIC shall indemnify the property trustee, the Delaware trustee, any affiliate of the property trustee or the Delaware trustee, and any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the property trustee or Delaware trustee, each a “fiduciary indemnified person,” for and hold each such fiduciary indemnified person harmless against any loss, liability or expense to the extent incurred without gross negligence (or in the case of the property trustee, negligence), bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Trust, including costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties under the trust agreement.

Item 16.	Exhibits

Exhibit No.	Description

1.1	Each form of underwriting agreement will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

3.1	Restated Articles of Incorporation of FPIC (incorporated by reference to FPIC’s Form 10-Q (Commission File No. 1-11983) filed on August 16, 1999).

3.1.1	Each form of Amendment to Restated Articles of Incorporation designating Preferred Stock will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

3.2	By-Laws of FPIC (incorporated by reference to FPIC’s Form 10-Q (Commission File No. 1-11983) filed on August 16, 1999).

4.1	Form of Warrant Agreement will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

4.2	Specimen of Common Stock Certificate (incorporated by reference to FPIC’s Form 8-A/A filed on July 30, 1996).

4.3	Form of Preferred Stock Certificate will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

4.4	Form of Senior Debt Security will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

4.5	Form of Senior Subordinated Debt Security will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

*4.6	Form of Junior Subordinated Debenture (included in Exhibit 4.9).

*4.7	Form of Senior Indenture governing the senior debt securities.

*4.8	Form of Senior Subordinated Indenture governing the subordinated debt securities.

*4.9	Form of Junior Subordinated Indenture governing the junior subordinated debentures.

4.10	Each form of deposit agreement will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

4.11	Each form of certificate of designation will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

*4.12	Form of Guarantee for trust preferred securities.

*4.13	Certificate of Trust of FPIC Capital Trust IV.

*4.14	Certificate of Trust of FPIC Capital Trust V.

*4.15	Declaration of Trust of FPIC Capital Trust IV.

*4.16	Declaration of Trust of FPIC Capital Trust V.

*4.17	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of trust preferred securities (including form of trust preferred securities).

4.18	Form of Purchase Contract Agreement will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

4.19	Form of Pledge Agreement will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

Exhibit No.	Description

4.20	Form of Remarketing Agreement will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

*5.1	Opinion of Foley & Lardner LLP.

*5.2	Opinion of Richards, Layton & Finger, P.A.

*5.3	Opinion of Sidley Austin Brown & Wood LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

*23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

*23.2	Consent of PricewaterhouseCoopers LLP.

*23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

*23.4	Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.3).

24.1	Powers of Attorney. (See signature pages for this registration statement as initially filed).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the Senior Indenture will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the Senior Subordinated Indenture will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the junior subordinated debenture trustee under the Junior Subordinated Indenture will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the property trustee under the Amended and Restated Declaration of Trust for FPIC Capital Trust IV will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the property trustee under the Amended and Restated Declaration of Trust for FPIC Capital Trust V will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

25.6	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the guarantee trustee under the Guarantee for FPIC Capital Trust IV will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

25.7	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the guarantee trustee under the Guarantee for FPIC Capital Trust V will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

*	Filed herewith.

Item 17.	Undertakings

(a)	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by FPIC with the Commission pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b)	The undersigned registrants hereby undertake that:

(1)	For purposes of determining any liability under the Securities Act of 1933, each filing of FPIC’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of that registrant in the successful defense of any action, suit or proceeding) is asserted against any registrant by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue; and

(3)	Any of the securities being registered which remain unsold at the termination of the offering shall be removed from registration by means of a post-effective amendment.

(c)	The undersigned registrants hereby undertake that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon

Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the following registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf, by the undersigned thereunto duly authorized in the City of Jacksonville, State of Florida, on this the 18th day of June, 2004.

FPIC INSURANCE GROUP, INC.

By:	/s/ JOHN R. BYERS
John R. Byers President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ KIM D. THORPE
Kim D. Thorpe Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

FPIC CAPITAL TRUST IV

By:	FPIC Insurance Group, Inc., as sponsor

By:	/s/ JOHN R. BYERS
John R. Byers President and Chief Executive Officer

FPIC CAPITAL TRUST V

By:	FPIC Insurance Group, Inc., as sponsor

By:	/s/ JOHN R. BYERS
John R. Byers President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN R. BYERS John R. Byers	President, Chief Executive Officer and Director (Principal Executive Officer)	June 18, 2004

/s/ KIM D. THORPE Kim D. Thorpe	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 18, 2004

/s/ ROBERT O. BARATTA* Robert O. Baratta, M.D.	Chairman of the Board	June 18, 2004

/s/ DAVID M. SHAPIRO* David M. Shapiro	Vice Chairman of the Board	June 18, 2004

/s/ JOHN K. ANDERSON* John K. Anderson, Jr.	Director	June 18, 2004

/s/ RICHARD J. BAGBY* Richard J. Bagby, M.D.	Director	June 18, 2004

/s/ M.C. HARDEN* M.C. Harden, III	Director	June 18, 2004

/s/ KENNETH M. KIRSCHNER* Kenneth M. Kirschner	Director	June 18, 2004

/s/ TERENCE P. MCCOY* Terence P. McCoy, M.D.	Director	June 18, 2004

/s/ JOHN G. RICH* John G. Rich, Esq.	Director	June 18, 2004

/s/ JOAN D. RUFFIER* Joan D. Ruffier	Director	June 18, 2004

/s/ GUY T. SELANDER* Guy T. Selander, M.D.	Director	June 18, 2004

/s/ JAMES G. WHITE* James G. White, M.D.	Director	June 18, 2004

*By:	/s/ ROBERTA GOES COWN
Roberta Goes Cown, Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Each form of underwriting agreement will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

3.1	Restated Articles of Incorporation of FPIC (incorporated by reference to FPIC’s Form 10-Q (Commission File No. 1-11983) filed on August 16, 1999).

3.1.1	Each form of Amendment to Restated Articles of Incorporation designating Preferred Stock will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

3.2	By-Laws of FPIC (incorporated by reference to FPIC’s Form 10-Q (Commission File No. 1-11983) filed on August 16, 1999).

4.1	Form of Warrant Agreement will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

4.2	Specimen of Common Stock Certificate (incorporated by reference to FPIC’s Form 8-A/A filed on July 30, 1996).

4.3	Form of Preferred Stock Certificate will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

4.4	Form of Senior Debt Security will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

4.5	Form of Senior Subordinated Debt Security will be filed as an exhibit to a current report on FPIC and incorporated in this registration statement by reference.

*4.6	Form of Junior Subordinated Debenture (included in Exhibit 4.9).

*4.7	Form of Senior Indenture governing the senior debt securities.

*4.8	Form of Senior Subordinated Indenture governing the subordinated debt securities.

*4.9	Form of Junior Subordinated Indenture governing the junior subordinated debentures.

4.10	Each form of deposit agreement will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

4.11	Each form of certificate of designation will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

*4.12	Form of Guarantee for trust preferred securities.

*4.13	Certificate of Trust of FPIC Capital Trust IV.

*4.14	Certificate of Trust of FPIC Capital Trust V.

*4.15	Declaration of Trust of FPIC Capital Trust IV.

*4.16	Declaration of Trust of FPIC Capital Trust V.

*4.17	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of trust preferred securities (including form of trust preferred securities).

4.18	Form of Purchase Contract Agreement will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

4.19	Form of Pledge Agreement will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

Exhibit No.	Description

4.20	Form of Remarketing Agreement will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

*5.1	Opinion of Foley & Lardner LLP.

*5.2	Opinion of Richards, Layton & Finger, P.A.

*5.3	Opinion of Sidley Austin Brown & Wood LLP.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.

*23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

*23.2	Consent of PricewaterhouseCoopers LLP.

*23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

*23.4	Consent of Sidley Austin Brown & Wood LLP (included in Exhibit 5.3).

24.1	Powers of Attorney. (See signature pages for this registration statement as initially filed).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the Senior Indenture will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the Senior Subordinated Indenture will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the junior subordinated debenture trustee under the Junior Subordinated Indenture will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the property trustee under the Amended and Restated Declaration of Trust for FPIC Capital Trust IV will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the property trustee under the Amended and Restated Declaration of Trust for FPIC Capital Trust V will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

25.6	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the guarantee trustee under the Guarantee for FPIC Capital Trust IV will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

25.7	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the guarantee trustee under the Guarantee for FPIC Capital Trust V will be filed as an exhibit to a current report of FPIC and incorporated in this registration statement by reference.

*	Filed herewith.